                                                                    EXHIBIT 4.10




                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT is made this 20th day of March, 1998, by and among FLEET CAPITAL CORPORATION (together with its successors and assigns, "Lender"), a Rhode Island corporation with an office at 300 Galleria Parkway, N.W., Suite 800, Atlanta, Georgia 30339; ATLANTIC PREMIUM BRANDS, LTD. (individually and in its capacity as the representative of the other Borrowers pursuant to Section 3.3 hereof, "APB"), a Delaware corporation with its chief executive office and principal place of business at 650 Dundee Road, Suite 370, Northbrook, Illinois 60062; CARLTON FOODS CORP. ("Carlton"), a Delaware corporation with its chief executive office and principal place of business at 650 Dundee Road, Suite 370, Northbrook, Illinois 60062; PREFCO CORP. ("Prefco"), a Delaware corporation with its chief executive office, and principal place of business at 650 Dundee Road, Suite 370, Northbook, Illinois 60062; GROGAN'S FARM, INC. ("Grogan's"), a Delaware corporation with its chief executive office and principal place of business at 650 Dundee Road, Suite 370, Northbrook, Illinois 60062; RICHARDS CAJUN FOODS CORP. ("Richards"), a Delaware corporation with its chief executive office and principal place of business at 650 Dundee Road, Suite 370, Northbrook, Illinois 60062; AND POTTER'S ACQUISITION CORP. ("Potter's"), a Delaware corporation with its chief executive office and principal place of business at 650 Dundee Road, Suite 370, Northbrook, Illinois 60062 (APB, Carlton, Prefco, Grogan's, Richards and Potter's are referred to collectively as "Borrowers" and individually as a "Borrower"). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions.


                                R E C I T A L S:


         Each Borrower has requested that Lender make available a revolving credit and term loan facility to Borrowers, which facility shall be used by Borrowers to finance their mutual and collective enterprise of manufacturing and distributing pork, beef and other meat products and distributing beverage products. In order to utilize the financial powers of each Borrower in the most efficient and economical manner, and in order to facilitate the financing of each Borrower's needs, Lender will, at the request of any Borrower, make loans to all Borrowers under the revolving credit facility on a combined basis and in accordance with the provisions hereinafter set forth. Borrowers' business is a mutual and collective enterprise, and Borrowers believe that the consolidation of all revolving credit loans under this Agreement will enhance the aggregate borrowing powers of each Borrower and ease the administration of their revolving credit loan relationship with Lender, all to the mutual advantage of Borrowers. Lender's willingness to extend credit to Borrowers and to administer each Borrower's collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to Borrowers and at Borrowers' request in furtherance of Borrowers' mutual and collective enterprise.

         Each Borrower has agreed to guarantee the obligations of each of the other Borrowers under this Agreement and each of the other Loan Documents.

                                TABLE OF CONTENTS

                                                                                                               Page
         SECTION 1         CREDIT  FACILITY..................................................................... -2-
                           1.2.     Term Loan Facility.......................................................... -2-
                           1.4.     Letters of Credit........................................................... -3-
                           1.5.     Indemnification............................................................. -5-

         SECTION 2         INTEREST,  FEES  AND  CHARGES........................................................ -5-
                           2.1.     Interest.................................................................... -5-
                           2.2.     Fees........................................................................ -8-
                           2.4.     Reimbursement of Expenses................................................... -9-
                           2.5.     Bank Charges................................................................ -9-
                           2.6.     Maximum Interest............................................................ -9-
                           2.7.     Illegality.................................................................. -10-
                           2.8.     Increased Costs............................................................. -10-
                           2.9.     Capital Adequacy............................................................ -11-
                           2.10.    Funding Losses.............................................................. -12-

         SECTION 3         LOAN  ADMINISTRATION................................................................. -13-
                           3.1.     Manner of Borrowing Revolver Loans.......................................... -13-
                           3.2.     Special Provisions Governing LIBOR Loans.................................... -14-
                           3.3.     Borrowers' Representative................................................... -14-
                           3.4.     All Loans to Constitute One Obligation...................................... -15-

         SECTION 4         PAYMENTS; NATURE OF EACH BORROWER'S LIABILITY........................................ -15-
                           4.1.     General Payment Provisions.................................................. -15-
                           4.2.     Repayment of Revolver Loans................................................. -15-
                           4.3.     Repayment of Term and Equipment Loans....................................... -16-
                           4.4.     Payment of Other Obligations................................................ -17-
                           4.5.     Marshalling; Payments Set Aside............................................. -18-
                           4.6.     Application of Payments and Collections..................................... -18-
                           4.7.     Loan Account................................................................ -18-
                           4.8.     Statements of Account....................................................... -18-
                           4.9.     Nature and Extent of Each Borrower's Liability.............................. -18-

         SECTION 5         TERM  AND  TERMINATION............................................................... -20-
                           5.1.     Term of Agreement........................................................... -20-
                           5.2.     Termination................................................................. -20-

         SECTION 6         COLLATERAL SECURITY.................................................................. -21-
                           6.1.     Grant of Security Interest.................................................. -21-
                           6.2.     Lien on Deposit Accounts.................................................... -22-
                           6.3.     Lien on Real Estate......................................................... -22-
                           6.4.     Other Collateral............................................................ -23-
                           6.5.     Lien Perfection; Further Assurances......................................... -23-

         SECTION 7         COLLATERAL ADMINISTRATION........................................................... -23-

                           7.1.     General.................................................................... -23-
                           7.2.     Administration of Accounts................................................. -24-
                           7.3.     Administration of Inventory................................................ -25-
                           7.4.     Administration of Equipment................................................ -26-
                           7.5.     Payment of Charges......................................................... -26-

         SECTION 8         REPRESENTATIONS AND WARRANTIES...................................................... -26-
                           8.1.     General Representations and Warranties..................................... -27-
                           8.2.     Reaffirmation of Representations and Warranties............................ -31-
                           8.3.     Survival of Representations and Warranties................................. -32-

         SECTION 9         COVENANTS AND CONTINUING AGREEMENTS................................................. -32-
                           9.1.     Affirmative Covenants...................................................... -32-
                           9.2.     Negative Covenants......................................................... -35-
                           9.3.     Specific Financial Covenants............................................... -37-

         SECTION 10          CONDITIONS PRECEDENT.............................................................. -40-
                           10.1.    Conditions Precedent to Initial Loans...................................... -40-
                           10.2.    Conditions Precedent to Procurement of Letters of Credit................... -42-
                           10.3.    Conditions Precedent to all Loans.......................................... -42-
                           10.4.    Limited Waiver of Conditions Precedent..................................... -43-

         SECTION 11          EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT................................. -43-
                           11.1.    Events of Default.......................................................... -43-
                           11.2.    Acceleration of the Obligations............................................ -45-
                           11.3.    Other Remedies............................................................. -45-
                           11.4.    Setoff..................................................................... -48-
                           11.5.    Remedies Cumulative; No Waiver............................................. -48-

         SECTION 12          MISCELLANEOUS..................................................................... -48-
                           12.1.    Power of Attorney.......................................................... -48-
                           12.2.    Indemnity.................................................................. -49-
                           12.3.    Modification of Agreement; Sale of Interest................................ -49-
                           12.4.    Severability............................................................... -50-
                           12.5.    Successors and Assigns..................................................... -50-
                           12.6.    Cumulative Effect; Conflict of Terms....................................... -50-
                           12.7.    Execution in Counterparts.................................................. -50-
                           12.8.    Notice..................................................................... -50-
                           12.9.    Lender's Consent........................................................... -51-
                           12.10.   Credit Inquiries........................................................... -51-
                           12.11.   Time of Essence............................................................ -51-
                           12.12.   Entire Agreement; Appendix A and Exhibits.................................. -51-
                           12.14.   Governing Law; Consent To Forum............................................ -52-
                           12.15.   Waivers by Borrower........................................................ -52-

                               LIST OF EXHIBITS


Exhibits
--------

Exhibit A         Form of Term Note
Exhibit B         Form of Equipment Note
Exhibit C         Notice of Conversion/Continuation
Exhibit D         Notice of Borrowing
Exhibit E         Compliance Certificate
Exhibit F         Opinion Letter Requirements
Exhibit G         Form of LC Request

Schedules
---------

7.1.1             Borrowers' and their Subsidiaries' Business Locations
8.1.1 Jurisdictions in which Borrowers and their Subsidiaries are Authorized to do Business
8.1.4             Capital Structure of Borrowers
8.1.5             Corporate Names
8.1.8             Restrictions
8.1.13   Tax Identification Numbers of Subsidiaries
8.1.15   Patents, Trademarks, Copyrights and Licenses
8.1.18   Contracts Restricting Borrowers' Rights to Incur Debts
8.1.19   Litigation
8.1.21   Capitalized and Operating Leases
8.1.22   Pension Plans
8.1.24   Labor Contracts
9.2.5             Permitted Liens




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

         NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the parties hereto hereby agree as follows:

SECTION 1         CREDIT  FACILITY

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a total credit facility of up to $26,000,000 available to Borrowers as follows:

         1.1.     REVOLVER FACILITY

                  1.1.1. Revolver Loans. Lender agrees, upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrowers from time to time on any Business Day, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time. The Revolver Loans shall be repaid and may be reborrowed in accordance with the provisions of this Agreement and shall bear interest as set forth in Section 2.1 hereof. Each Revolver Loan shall, at the option of Borrowers, be made or continued as, or converted into, a Base Rate Loan or a LIBOR Loan. The initial Revolver Loan hereunder shall be a Base Rate Loan and shall be in a principal amount in excess of $250,000. If the unpaid balance of Revolver Loans outstanding at any time should exceed the Borrowing Base at such time (an "Out-of-Formula Condition"), such Revolver Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Loan Documents. If Lender is willing in its sole and absolute discretion to make Out-of-Formula Loans, such Out-of-Formula Loans shall be payable ON DEMAND and shall bear interest as provided in this Agreement for Revolver Loans generally or at such higher rate of interest as Lender may require as a condition to making any such Out-of-Formula Loans. Borrowers and Lender agree that, if any event shall occur or any condition shall exist that Lender determines is likely to have a Material Adverse Effect, or if a Default or Event of Default exists, Lender shall have the right (exercisable at such time or times as Lender deems appropriate) to require that separate Borrowing Base calculations be made for each Borrower, as well as the right to limit the use of proceeds of the Loans by each Borrower to an amount that does not exceed at any time such Borrower's Borrowing Base at such time.

                  1.1.2. Use of Proceeds. The proceeds of the Revolver Loans shall be used by Borrowers solely for one or more of the following purposes: (i) to finance Borrowers' payment of the purchase price in the Acquisition; (ii) to pay the fees and transaction expenses associated with the Acquisition and the closing of the transactions described herein; (iii) to pay any of the Obligations; and (iv) to make expenditures for other lawful corporate purposes of Borrowers to the extent such expenditures are not prohibited by this Agreement or Applicable Law. In no event may any Revolver Loan proceeds be used by any Borrower to make a contribution to the equity of any Subsidiary, or to purchase or to carry, or to reduce, retire or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations G, T, U or X of the Board of Governors.

         1.2.     TERM LOAN FACILITY.

                  1.2.1. Term Loan. Subject to and upon the terms and conditions herein set forth, Lender agrees to make a term loan to Borrowers on the Closing Date in the principal amount of $11,000,000, which loan shall bear interest as provided in Section 2.1.1 hereof, shall be repayable in accordance with the terms of the Term Note and shall be secured by all of the Collateral. The proceeds of the Term Loan shall be used by Borrowers solely for purposes permitted by Section 1.1.2 hereof.

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Borrowers may not reborrow any amount repaid with respect to the Term Loan. The
Term Loan shall initially be a Base Rate Loan.

                  1.2.2. Term Note. Borrowers shall execute and deliver to Lender on the Closing Date the Term Note to evidence the Term Loan, which shall incorporate by reference the repayment terms set forth in Section 4.3 hereof, shall be secured by the Collateral and shall bear interest at the variable rate per annum as provided in Section 2.1.1 hereof.

         1.3.     EQUIPMENT LOAN FACILITY.

                  1.3.1. Equipment Loans. Lender agrees, during the term of this Agreement, to make Equipment Loans to Borrowers, in an aggregate amount not to exceed $2,500,000, to finance Borrowers' purchase of Eligible Equipment. In no event shall Lender have any obligation (i) to honor a request of any Borrower for an Equipment Loan unless at the time of such request each of the Equipment Loan Conditions is satisfied or (ii) to make more than 2 Equipment Loans during any Fiscal Quarter. The proceeds of each Equipment Loan shall be used solely to purchase Eligible Equipment and the amount of each Equipment Loan shall not exceed 100% of the Equipment Purchase Price of the Eligible Equipment so purchased. Each Equipment Loan shall be in an amount of not less than $250,000. All Equipment Loans shall be secured by the Collateral and shall be evidenced by the Equipment Note. Borrowers shall not be permitted to reborrow any amount repaid with respect to any of the Equipment Loans. Each Equipment Loan shall, at the option of Borrowers, be made or continued as, or converted into, part of one or more Borrowings that, unless otherwise specifically provided herein, shall consist entirely of Base Rate Loans or LIBOR Loans.

                  1.3.2. Equipment Note. Each Equipment Loan and Borrowers' obligation to repay the same shall be evidenced by the Equipment Note, which shall incorporate by reference the repayment terms set forth in Section 4.3 hereof, shall be secured by the Collateral and shall bear interest at the variable rate per annum as provided in Section 2.1.1 hereof.

         1.4. LETTERS OF CREDIT. During the period from the date hereof to (but excluding) the 30th day prior to the last day of the Original Term or any applicable Renewal Term, and provided no Default or Event of Default exists, Fleet agrees to procure from Bank one or more Letters of Credit on any Borrower's request therefor from time to time, subject to the following terms and conditions:

                           (i)      Each Borrower acknowledges that Bank's
willingness to issue any Letter of Credit is conditioned upon Bank's receipt of
(A) the LC Guaranty duly executed and delivered to Bank by Lender, (B) an LC Application with respect to the requested Letter of Credit and (C) such other instruments and agreements as Bank may customarily require for the issuance of a letter of credit of equivalent type and amount as the requested Letter of Credit. Lender shall have no obligation to execute any LC Guaranty or to join with any Borrower in executing an LC Application unless (x) Lender receives from such Borrower, at least 3 Business Days prior to the date on which such Borrower desires to submit such LC Application to Bank, an LC Request, and (y) each of the LC Conditions is satisfied on the date of Lender's receipt of the LC Request and at the time of the requested execution of the LC Application. In no event shall Lender have any liability or obligation to any Borrower for any failure or refusal by Bank to issue, for Bank's delay in issuing, or for any error of Bank in issuing any Letter of Credit.

                           (ii)     Letters of Credit may be requested hereunder
by any Borrower only if they are to be used (i) to support obligations of such Borrower incurred in the ordinary course of its business, as presently conducted, on a standby basis, or (ii) for such other purposes as Lender may approve from time to time.

                           (iii) Borrowers shall comply with all of the terms
and conditions imposed on Borrowers by Bank, whether such terms and conditions are contained in an LC Application or in any agreement with respect thereto, and subject to the rights of Bank, Lender shall have the same rights and remedies that Bank has under any agreements that any or all Borrowers may have with Bank in addition to any rights and remedies contained in any of the Loan Documents. Borrowers jointly and severally agree to reimburse Bank for any draw under any Letter of Credit immediately upon demand, and to pay Bank the amount of all other liabilities and obligations payable to Bank under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right that any or all Borrowers may have at any time against Bank or any other Person. If Lender shall pay any amount under the LC Guaranty with respect to any Letter of Credit, then Borrowers shall be jointly and severally obligated to pay to Lender, in Dollars on the first Business Day following the date on which payment was made by Lender under such LC Guaranty, an amount equal to the amount paid by Lender under such LC Guaranty together with interest from and after the date of Lender's payment under such LC Guaranty until payment in full is made by Borrowers at a variable rate per annum in effect from time to time hereunder for Revolver Loans constituting Base Rate Loans. Borrowers agree that any claim made upon Lender by Bank under an LC Guaranty shall be conclusive on Lender and Borrowers shall forthwith satisfy and discharge any such claim, ON DEMAND, failing which Borrowers shall be jointly and severally obligated to reimburse Lender for any payment made by Lender under an LC Guaranty in connection with such claim as hereinabove provided.

                           (iv)     Borrowers assume all risks of the acts,
omissions or misuses of any Letter of Credit by the beneficiary thereof.
The obligation of Borrowers to reimburse Lender for any payment made by Lender under an LC Guaranty shall be absolute, unconditional, irrevocable and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit, the existence of any claim, setoff, defense or other right which any or all Borrowers may have at any time against a beneficiary of any Letter of Credit, or untimely or improper honor by Bank of any draw request under a Letter of Credit. Without limiting the generality of the foregoing, if presentation of a demand, draft or certificate or other document does not comply with the terms of a Letter of Credit and a Borrower contends that, as a consequence of such noncompliance it has no obligation to reimburse Bank for any payment made with respect thereto, Borrowers shall nevertheless be jointly and severally obligated to reimburse Lender for any payment made under the LC Guaranty with respect to such Letter of Credit, but without waiving any claim a Borrower may have against Bank in connection therewith.

                           (v) If any LC Obligations (other than LC Obligations
fully secured by Cash Collateral at the time in question), whether or not then due or payable, shall for any reason be outstanding (i) at any time that an Event of Default exists, (ii) on any date that Availability is less than zero, or (iii) on the effective date of termination of this Agreement pursuant to Section 5 hereof, then Borrowers shall, upon demand, forthwith deposit with Lender, in cash, an amount equal to the maximum aggregate amount of all LC Obligations then outstanding. If Borrowers fail to make such deposit on Lender's demand therefor, Lender may advance such amount as a Revolver Loan (whether or not an Out-of-Formula Condition is created thereby). Such cash (together with any interest accrued thereon) shall be held by Lender in the Cash Collateral Account and may be invested, in Lender's discretion, in Cash Equivalents. Each Borrower hereby pledges, and grants to Lender a security interest in, all of such Borrower's right, title and interest in the Cash Collateral Account and all Cash Collateral held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of the LC

Obligations, whether or not then due or payable. From time to time after cash is deposited in the Cash Collateral Account, Lender may apply any Cash Collateral then held in the Cash Collateral Account to the payment of any amounts, in such order as Lender may elect, as shall be or shall become due and payable by Borrowers to Lender with respect to the Obligations which may then be outstanding. Neither any Borrower nor any other Person claiming by, through or under or on behalf of any Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account, including any accrued interest, provided that upon termination of all Letters of Credit and the payment and satisfaction in full of the LC Obligations, any Cash Collateral remaining in the Cash Collateral Account shall be returned to Borrowers unless an Event of Default then exists (in which event Lender may apply such funds to the payment of any other Obligations outstanding).

                           (vi) No Letter of Credit shall be extended or amended
in any respect that is not solely ministerial, unless all of the LC Conditions are met as though a new Letter of Credit were being requested and issued.

                           (vii) In addition to and without limiting any other
right or remedy of Lender contained in this Agreement or in any of the other Loan Documents, Lender shall be fully subrogated to the rights and remedies of Bank under any agreement made between any or all Borrowers and Bank, including each LC Application, relating to the issuance of any Letter of Credit, each such agreement being incorporated herein by reference, and Lender shall be entitled to exercise all such rights and remedies thereunder and under Applicable Law in such regard as fully as if it were Bank. If any Letter of Credit is drawn upon to discharge any obligation of any Borrower to the beneficiary of such Letter of Credit, in whole or in part, Lender shall be fully subrogated to the rights of such beneficiary with respect to the obligation of such Borrower to such beneficiary discharged with the proceeds of such Letter of Credit.

         1.5. INDEMNIFICATION. In addition to any other indemnity which Borrowers may have to Lender under this Agreement or any of the other Loan Documents, and without limiting such other indemnification provisions, each Borrower hereby agrees to indemnify Lender from and to defend and hold Lender harmless against any and all Claims that Lender may (other than as the result of its own gross negligence or willful misconduct) incur or be subject to as a consequence, directly or indirectly, of (i) the issuance of, payment or failure to pay or any performance or failure to perform under any Letter of Credit or LC Guaranty or (ii) any suit, investigation or proceeding as to which Lender is or may become a party to as a consequence, directly or indirectly, of the issuance of any Letter of Credit, any LC Guaranty or the payment or failure to pay thereunder. This indemnity shall survive payment in full of the Obligations and termination of this Agreement.

SECTION 2         INTEREST,  FEES  AND  CHARGES

         2.1.     INTEREST.

                  2.1.1.   Rates of Interest.

                           (i)      Borrowers jointly and severally agree to pay
interest in respect of all unpaid principal amounts of the Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to the following applicable rate: (a) for Loans outstanding as Base Rate Loans, the Applicable Margins plus the Base Rate in effect from time to time; or
(b) for Loans outstanding as LIBOR Loans, the Applicable

Margin plus the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by a Borrower in conformity with this Agreement.

                           (ii)     Upon determining the Adjusted LIBOR Rate for
any Interest Period requested by Borrowers, Lender shall promptly notify Borrowers thereof by telephone and, if so requested by Borrowers, confirm the same in writing. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rate of interest for all Loans (or portions thereof) bearing interest based upon the Base Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. Interest on each Loan shall accrue from and including the date on which such Loan is made, converted to a Loan of another Type or continued as a LIBOR Loan to (but excluding) the date of any repayment thereof; provided, however, that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. The Base Rate on the date hereof is 8.5% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 9.5% per annum with respect to any portion of the Loans bearing interest as a Base Rate Loan.

                  2.1.2.   Conversions and Continuations.

                           (i)      Borrowers may on any Business Day, subject
to the giving of a proper Notice of Conversion/Continuation as hereinafter described, elect (A) to continue all or any part of a LIBOR Loan by selecting a new Interest Period therefor, to commence on the last day of the immediately preceding Interest Period, or (B) to convert all or any part of a Loan of one Type into a Loan of another Type; provided, however, that no outstanding Loans may be converted into or continued as LIBOR Loans when any Default or Event of Default exists. Any conversion of a LIBOR Loan into a Base Rate Loan shall be made on the last day of the Interest Period for such LIBOR Loan.

                           (ii) Whenever Borrowers desire to convert or continue
Loans under Section 2.1.2(i), a Borrower shall give Lender written notice
(or telephonic notice promptly confirmed in writing) substantially in the form of EXHIBIT D, signed by an authorized officer of such Borrower, on the requested conversion date by 11:00 a.m., in the case of a conversion into Base Rate Loans, and by 11:00 a.m. at least 3 Business Days before the requested conversion or continuation date, in the case of a conversion into or continuation of LIBOR Loans. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business Day) and whether the Loans are being converted into or continued as LIBOR Loans (and, if so, the duration of the Interest Period to be applicable thereto) or Base Rate Loans. If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrowers shall have failed to deliver the Notice of Conversion/Continuation, Borrowers shall be deemed to have elected to convert such LIBOR Loans to Base Rate Loans.

                  2.1.3. Interest Periods. In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Loans, Borrowers shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Loan, which interest period shall commence on the date such LIBOR Loan is made and shall end on a numerically corresponding day in the first, second or third month thereafter; provided, however, that:

                           (i)      the initial Interest Period for a LIBOR Loan
shall commence on the date such Loan is made (including the date of any conversion from a Loan of another Type) and each Interest

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



Period occurring thereafter in respect of such Loan shall commence on the date on which the next preceding Interest Period expires;

                           (ii)     if any Interest Period would otherwise
expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of LIBOR Loans would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                           (iii) any Interest Period that begins on a day for
which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month;

                           (iv) no Interest Period with respect to any portion
of principal of a Loan shall extend beyond a date on which a Borrower is required to make a scheduled payment of such portion of principal;

                           (v)      no Interest Period shall extend beyond the
last day of the Original Term; and

                           (vi) there shall be no more than 5 Interest Periods
in effect at any one time.

                  2.1.4. Interest Rate Not Ascertainable. If Lender shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or Lender's or Bank's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate, then, and in any such event, Lender shall forthwith give notice (by telephone confirmed in writing) to APB of such determination. Until Lender notifies Borrowers that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lender to make LIBOR Loans shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Base Rate Loans.

                  2.1.5. Default Rate of Interest. Interest shall accrue at the Default Rate (i) with respect to the principal amount of any portion of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) until paid in full, and
(ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) upon the earlier to occur of (x) a Borrower's receipt of notice of Lender's election to charge the Default Rate based upon the existence of any Event of Default or (y) the commencement by or against any Borrower of an Insolvency Proceeding, whether or not under the circumstances described in either clause (i) or (ii) hereof Lender elects to accelerate the maturity or demand payment of any of the Obligations. To the fullest extent permitted by Applicable Law, the Default Rate shall apply and accrue on any judgment entered with respect to any of the Obligations and to the unpaid principal amount of the Obligations during any Insolvency Proceeding of a Borrower. Each Borrower acknowledges that the cost and expense to Lender attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Lender for such added cost and expense.

         2.2.     FEES.

                  2.2.1. Origination Fee. Borrowers shall be jointly and severally obligated to pay to Lender an origination fee of $130,000, which fee shall be paid concurrently with the funding of the initial Loan hereunder.

                  2.2.2. Unused Revolver Line Fee. Borrowers shall be jointly and severally obligated to pay to Lender a monthly fee equal to .5% per annum of the amount by which the sum of the Average Revolver Loan Balance for any month (or portion thereof that this Agreement is in effect) plus the Average LC Obligations for such month (or portion thereof that this Agreement is in effect) is less than $15,000,000, such fee to be paid on the first day of the following month; but if the Agreement is terminated on a day other than the first day of a month, then such fee payable for the month in which termination shall occur shall be paid on the effective date of such termination.

                  2.2.3. Minimum Loan Charges. Each Borrower acknowledges that the administrative costs associated with the Loans and other financing provided to Borrowers under this Agreement are such that Lender cannot finance Borrowers profitably at the interest rates provided for herein in the event that the Average Monthly Loan Balance is less than $5,000,000 (the "Minimum Loan Amount"). Accordingly, Borrowers shall be jointly and severally obligated to pay to Lender each month interest on the greater of the Minimum Loan Amount or the Average Monthly Loan Balance for such month (or portion thereof that this Agreement is in effect). In no event, however, shall Borrowers be obligated to pay interest on the Minimum Loan Amount if the Average Monthly Loan Balance is less than the Minimum Loan Amount solely by reason of Lender's refusal to make available to Borrowers on such date, at Borrowers' request, Loans that would cause the Average Monthly Loan Balance to equal the Minimum Loan Amount or if the assessment or collection of such interest, together with all other amounts deemed interest under this Agreement and the other Loan Documents, would exceed the Maximum Rate.

                  2.2.4. Audit and Appraisal Fees. Borrowers shall be jointly and severally obligated to reimburse Lender for all reasonable costs and expenses incurred in connection with audits and appraisals of Borrowers' books and records and such other matters as Lender shall reasonably deem appropriate.

                  2.2.5. LC Guaranty Fees. In addition to each Borrower's obligation to pay to Bank all fees and normal and customary charges associated with the issuance and administration of each Letter of Credit, Borrowers shall be jointly and severally obligated to pay to Lender, for Lender's LC Guaranty of each standby Letter of Credit, a fee equal to 2.5% per annum of the face amount of each such Letter of Credit outstanding from time to time during the term of this Agreement which shall be due and payable on the first Business Day of each month, and an additional fee equal to 2.5% per annum of the face amount of such Letter of Credit payable upon each renewal and each extension thereof, all of which fees and charges shall be deemed fully earned upon issuance, renewal or extension (as the case may be) of each such Letter of Credit.

                  2.2.6. General Provisions. All fees shall be fully earned by Lender when due and payable and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to refund, rebate or proration. All fees provided for in this Section 2.2 are and shall be deemed to be for compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

         2.3. COMPUTATION OF INTEREST AND FEES. All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest and other charges hereunder, all Payment Items received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the first Business Day after Lender receives such items in immediately available funds in the Payment Account, and Lender shall be deemed to have received such Payment Item on the date specified in
Section 4.6 hereof.

         2.4. REIMBURSEMENT OF EXPENSES. If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, any Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or any Borrower's affairs; (iv) any attempt to enforce any rights of Lender against any Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including the Account Debtors; or (v) any attempt to inspect, verify, protect, preserve, perfect or continue the perfection of Lender's Liens upon, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged jointly and severally to Borrowers. All amounts chargeable to Borrowers under this Section 2.4 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender. Borrowers shall also be jointly and severally obligated to reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in
Section 7 hereof.

         2.5. BANK CHARGES. Borrowers shall be jointly and severally obligated to pay to Lender, ON DEMAND, any and all fees, costs or expenses which Lender pays to a bank or other similar institution (including any fees paid by Lender to any Participant) arising out of or in connection with (i) the forwarding to any Borrower or any other Person on behalf of any Borrower, by Lender or any Participant, of proceeds of Loans made by Lender to Borrowers pursuant to this Agreement and (ii) the depositing for collection, by Lender or any Participant, of any Payment Item received or delivered to Lender or any Participant on account of the Obligations. Each Borrower acknowledges and agrees that Lender may charge such costs, fees and expenses as they are incurred by Lender, subject to later adjustment for the amount actually incurred.

         2.6. MAXIMUM INTEREST. Regardless of any provision contained in any of the Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Lender pursuant to the terms of any of the Loan Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in any of the Loan Documents or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrower of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrowers be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate ("Excess"), each Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any Interest that has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned Interest in the event of any such acceleration. Each Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 2.1.1 of this Agreement or in the Notes and the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned Interest as and to the extent required by Applicable Law. By the execution of this Agreement, each Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrowers of such Excess, and (ii) no Borrower shall seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all Interest at any time contracted for, charged or received from Borrowers in connection with any of the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrowers and Lender shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this Section 2.6.

         2.7. ILLEGALITY. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful for Lender to make or maintain a LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Loan or (ii) at any time Lender determines that the making or continuance of any LIBOR Loan has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of Lender or Bank in such market, then, by written notice to any Borrower, Lender may (1) declare that LIBOR Loans will not thereafter be made by Lender, whereupon any request by a Borrower for a LIBOR Loan shall be deemed a request for a Base Rate Loan unless Lender's declaration shall be subsequently withdrawn; and (2) require that all outstanding LIBOR Loans made by Lender be converted to Base Rate Loans, under the circumstances of clause (i) or (ii) of this Section 2.7 insofar as Lender determines the continuance of LIBOR Loans to be impracticable, in which event all such LIBOR Loans shall be converted automatically to Base Rate Loans as of the date of any Borrower's receipt of the aforesaid notice from Lender.

         2.8. INCREASED COSTS. If, by reason of (a) the introduction of or any change (including any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in or in the interpretation of any law or regulation, or (b) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                  (i) Lender shall be subject after the date hereof to any Taxes, duty or other charge with respect to any LIBOR Loan or its obligation to make LIBOR Loans, or a change shall result in the basis of taxation of payment to Lender of the principal of or interest on its LIBOR Loans or its obligation to make LIBOR Loans (except for changes in the rate of tax on the overall net income of Lender imposed by the jurisdiction in which Lender's principal executive office is located); or

                           (ii) any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans shall be imposed on Lender or the London interbank market;

and as a result thereof there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining LIBOR Loans (except to the extent already included in the determination of the applicable Adjusted LIBOR Rate for LIBOR Loans), or there shall be a reduction in the amount received or receivable by Lender, then Borrowers shall from time to time, upon written notice from and demand by Lender (with a copy of such notice and demand to Lender), pay to Lender, within 5 Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrowers by Lender, shall be final, conclusive and binding for all purposes.

         If Lender shall advise APB at any time that, because of the circumstances described hereinabove in this Section 2.8 or any other circumstances arising after the date of this Agreement affecting Lender or the London interbank market or Lender's or Bank's position in such market, the Adjusted LIBOR Rate, as determined by Lender, will not adequately and fairly reflect the cost to Lender of funding LIBOR Loans, then, and in any such event:

                           (i) Lender shall forthwith give notice (by telephone confirmed in writing) to APB of such event;

                           (ii) Borrowers' right to request and Lender's obligation to make LIBOR Loans shall be immediately suspended and Borrowers' right to continue a LIBOR Loan as such beyond the then applicable Interest Period shall also be suspended; and

                           (iii) Lender shall make a Base Rate Loan as part of the requested Borrowing of LIBOR Loans, which Base Rate Loan shall, for all purposes, be considered part of such Borrowing.

         For purposes of this Section 2.8, all references to Lender shall be deemed to include any bank holding company or bank parent of Lender.

         2.9. CAPITAL ADEQUACY. If after the date hereof Lender determines that
(a) the adoption of any Applicable Law regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (b) any change in the interpretation or administration of any such Applicable Law, any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by Lender or its holding company with any request or directive of any such governmental authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender's capital to a level below that which Lender could have achieved (taking into consideration Lender's and its holding company's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that Lender's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of Lender's commitment to make the Loans pursuant hereto by any amount deemed by Lender to be material, Borrowers shall pay to Lender, as an additional fee from time to time, on demand, such amount as Lender certifies to be the amount that will compensate Lender for such reduction. A certificate of Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to Lender (including the basis for Lender's determination of such amount), and the method by which such amounts were determined. In determining such amount, Lender may use any reasonable averaging and attribution method. For purposes of this Section 2.9, all references to Lender shall be deemed to include any bank holding company or bank parent of Lender.

         2.10. FUNDING LOSSES. If for any reason (other than due to a default by Lender or as a result of Lender's refusal to honor a LIBOR Loan request due to circumstances described in Section 2.6 or 2.7 hereof) a Borrowing of, or conversion to or continuation of, LIBOR Loans does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/ Continuation (whether or not withdrawn), or if any repayment (including any conversions pursuant to Section 2.1.2 hereof) of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable thereto, or if for any reason Borrower defaults in its obligation to repay LIBOR Loans when required by the terms of this Agreement, then Borrowers shall pay to Lender, in addition to any amounts that may be due hereunder, an amount (if a positive number) computed pursuant to the following formula:

              L = (R- T) x P x D
                  --------------
                       360

              where

              L =      amount payable
              R =      interest rate applicable to the LIBOR Loan
                       unborrowed or prepaid
              T =      effective interest rate per annum at which any
                       readily marketable bond or other obligations of the United States, selected at Lender's sole discretion, maturing on or near the last day of the then applicable or requested Interest Period for such LIBOR Loan and in approximately the same amount as such LIBOR Loan, can be purchased by Lender on the day of such payment of principal or failure to borrow

              P =      the amount of principal
                       paid or the amount of the
                       LIBOR Loan requested or to
                       have been converted or continued

              D =      the number of days
                       remaining in the Interest
                       Period as of the date of
                       such prepayment or the
                       number of days in the
                       requested Interest Period

Borrowers shall pay such amount upon presentation by Lender of a statement setting forth the amount and Lender's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error. For purposes of this Section 2.10, all references to Lender shall be deemed to include any bank holding company or bank parent of such Lender. The calculations of all amounts payable to Lender under this Section 2.10 shall be made as though Lender had actually funded or committed to fund its LIBOR Loan through the purchase for an underlying deposit in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period for such LIBOR Loan; provided, however, Lender may fund its LIBOR Loans in any manner it deems fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.10.

SECTION 3         LOAN  ADMINISTRATION

         3.1. MANNER OF BORROWING REVOLVER LOANS. Revolver Loans available to Borrowers pursuant to Section 1.1 hereof shall be made and funded as follows:

                  3.1.1.   Notice of Borrowing.

                           (i)      Whenever Borrowers desire to obtain a
Revolver Loan under Section 1.1 of this Agreement (other than a Borrowing resulting from a conversion or continuation pursuant to Section 2.1.2), Borrowers shall give Lender prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing request (a "Notice of Borrowing"), which shall be in the form of EXHIBIT C annexed hereto and signed by an authorized officer of APB. Such Notice of Borrowing shall be given by Borrowers to Lender no later than 11:00 a.m. (a) on the Business Day of the requested funding date of such Borrowing, in the case of a Base Rate Loan, and (b) at least 2 Business Days prior to the requested funding date of such Borrowing, in the case of a LIBOR Loan. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Revolver Loans made by Lender on the Closing Date shall be in the principal amount of not less than $250,000 and shall be made as Base Rate Loans and thereafter may be made or continued as, or converted into, Base Rate Loans or LIBOR Loans. Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the Borrowing, (b) the date of Borrowing (which shall be a Business Day), (c) whether the Borrowing is to consist of Base Rate Loans or LIBOR Loans, and (d) in the case of LIBOR Loans, the duration of the Interest Period to be applicable thereto. Borrowers may not request any LIBOR Loans if a Default or Event of Default exists.

                           (ii)     Unless payment is otherwise timely made by
Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest, fees or other charges shall be deemed irrevocably to be a request for Revolver Loans on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of such Revolver Loans may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Base Rate Loans. Lender shall have no obligation to Borrowers to honor any deemed request for a Revolver Loan, but may do so in its discretion without regard to the existence or creation of, and without being deemed to have waived, any Default, Event of Default or Out-of-Formula Condition.

                           (iii) As an accommodation to Borrowers, Lender may
permit telephonic requests for Borrowings and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrowers; provided, however, that Borrowers shall confirm each such telephonic request for a Borrowing of LIBOR Loans by delivery of the required Notice of Borrowing to Lender by facsimile transmission promptly, but in no event later than 5:00 p.m. on the same day. Unless Borrowers specifically direct Lender in writing not to accept or act upon telephonic or electronic communications from Borrowers, Lender shall not have any liability to Borrowers for any loss or damage suffered by Borrowers as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by a Borrower and Lender shall not have any duty to verify the origin of any such communication or the identity or authority of the Person sending it.

                  3.1.2. Disbursement Authorization. Each Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolver Loan requested by any Borrower, or deemed to be requested pursuant to Section 3.1.1, as follows: (i) the proceeds of each Revolver Loan requested under Section 3.1.1(i) shall be disbursed by Lender in accordance with the terms of the written disbursement letter from Borrowers in the case of the initial Borrowing, and, in the case of each subsequent Borrowing, by wire transfer to the Funding Account; and (ii) the proceeds of each Revolver Loan requested under Section 3.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation. APB shall have the authority and responsibility to transfer Loan proceeds deposited in the Funding Account to the other Borrowers according to their borrowing needs. Any Loan proceeds received by any Borrower or in payment of any of the Obligations shall be deemed to have been received by all Borrowers.

         3.2.     SPECIAL PROVISIONS GOVERNING LIBOR LOANS.

                  3.2.1. Number of LIBOR Loans. In no event may the number of LIBOR Loans outstanding at any time to Lender exceed 5.

                  3.2.2. Minimum Amounts. Each election of LIBOR Loans pursuant to Section 3.1.1(i), and each continuation of or conversion to LIBOR Loans pursuant to Section 2.1.2 hereof, shall be in a minimum amount of $500,000 with respect to any portion of the Loans that bear interest as a LIBOR Loan and integral multiples of $100,000 in excess of that amount.

                  3.2.3. LIBOR Lending Office. Lender's initial LIBOR Lending Office is set forth opposite its name on the signature pages hereof. Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Loans to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of a Borrower for increased costs or expenses resulting solely from such designation or transfer; provided, that increased costs for expenses resulting from a change in Applicable Law occurring subsequent to any such designation or transfer shall not be deemed to result solely from such designation or transfer.

         3.3. BORROWERS' REPRESENTATIVE. Each Borrower hereby irrevocably appoints APB as, and APB shall act under this Agreement as, the agent and representative of itself and each other Borrower for all purposes under this Agreement, including requesting Borrowings, selecting whether any Loan or portion thereof is to bear interest as a Base Rate Loan or a LIBOR Loan, and receiving account statements and other notices and communications to Borrowers (or any of them) from Lender. Lender may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion/Continuation, disbursement instructions, reports, information or any other notice or communication made or given by APB, whether in its own name, on behalf of any Borrower or on behalf of "the Borrowers," and Lender shall have no obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such request, instruction, report, information, notice or communication, nor shall the joint and several character of Borrowers' liability for the Revolver Loans be affected, provided that the provisions of this Section 3.3 shall not be construed so as to preclude any Borrower from directly requesting Borrowings or taking other actions permitted to be taken by "a Borrower" hereunder. Lender may to maintain a single Loan Account in the name of "APB" hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of such Borrower's liability for the Revolver Loans.

         3.4. ALL LOANS TO CONSTITUTE ONE OBLIGATION. The Loans shall constitute one general Obligation of Borrowers and (unless otherwise expressly provided in the Security Documents) shall be secured by Lender's Lien upon all of the Collateral.

SECTION 4     PAYMENTS; NATURE OF EACH BORROWER'S LIABILITY

         4.1. GENERAL PAYMENT PROVISIONS. All payments (including all prepayments) of principal of and interest on the Loans, LC Obligations and other Obligations shall be made to Lender in Dollars without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes, and, with respect to payments made other than by application of balances in the Payment Account, in immediately available funds not later than 12:00 noon on the due date (and payment made after such time on the due date to be deemed to have been made on the next succeeding Business Day).

         4.2.     REPAYMENT OF REVOLVER LOANS.

                  4.2.1. Payment of Principal. The outstanding principal amounts with respect to the Revolver Loans shall be repaid as follows:

                           (i)      Any portion of the Revolver Loans consisting
of the principal amount of Base Rate Loans shall be paid by Borrowers to Lender, unless timely converted to a LIBOR Loan in accordance with this Agreement, immediately upon (a) each receipt by a Borrower or Lender of any proceeds of any of the Accounts or Inventory, to the extent of such proceeds, and (b) the Termination Date.

                           (ii)     Any portion of the Revolver Loans consisting
of the principal amount of LIBOR Loans shall be paid by Borrowers to Lender, unless converted to a Base Rate Loan or continued as a LIBOR Loan in accordance with the terms of this Agreement, upon (a) the last day of the Interest Period applicable thereto and (b) the Termination Date. In no event shall Borrowers be authorized to pay any LIBOR Loan prior to the last day of the Interest Period applicable thereto unless (x) otherwise agreed in writing by Lender or Borrowers are otherwise expressly authorized or required by any other provision of this Agreement to pay any LIBOR Loan outstanding on a date other than the last day of the Interest

Period applicable thereto, and (y) Borrowers pay to Lender concurrently with any prepayment of a LIBOR Loan any amount due Lender under Section 2.10 hereof as a result of such prepayment.

                           (iii) Notwithstanding anything to the contrary
contained elsewhere in this Agreement, if an Out-of-Formula Condition shall exist, Borrowers shall, on the sooner to occur of Lender's demand or the first Business Day after a Borrower has obtained knowledge of such Out-of- Formula Condition, repay the outstanding Revolver Loans that are Base Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Revolver Loans by an amount equal to such excess; and, if such payment of Base Rate Loans is not sufficient to eliminate the Out-of-Formula Condition, then Borrowers shall immediately either (a) deposit with Lender, for application to any outstanding Revolver Loans bearing interest as LIBOR Loans as the same become due and payable (whether at the end of the applicable Interest Periods or on the Termination Date), cash in an amount sufficient to eliminate such Out-of-Formula Condition, subject to Lender's Lien thereon and rights of offset with respect thereto, pending Lender's application of same to LIBOR Loans, or
(b) pay the Revolver Loans outstanding as LIBOR Loans to the extent necessary to eliminate such Out-of-Formula Condition and also pay to Lender any and all amounts required by Section 2.10 hereof to be paid by reason of the prepayment of a LIBOR Loan prior to the last day of the Interest Period applicable thereto.

                  4.2.2. Payment of Interest. Interest accrued on the Revolver Loans shall be due and payable on (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, with respect to any Revolver Loan (whether a Base Rate Loan or LIBOR Loan) and (ii) the last day of the applicable Interest Period in the case of a LIBOR Loan. Accrued and unpaid interest shall also be paid by Borrowers on the Termination Date. With respect to any Base Rate Loan converted into a LIBOR Loan pursuant to Section 2.1.2 on a day when interest would not otherwise have been payable with respect to such Base Rate Loan, accrued interest to the date of such conversion on the amount of such Base Rate Loan so converted shall be paid on the conversion date.

         4.3.     REPAYMENT OF TERM AND EQUIPMENT LOANS.

                  4.3.1. Payment of Principal of Term Loan. The principal amount of the Term Loan shall be repaid in accordance with the terms of the Term Note.

                  4.3.2. Payment of Principal of Equipment Loans. The unpaid principal amount of the Equipment Loans outstanding from time to time shall be paid in consecutive monthly installments on the first day of each month hereafter, commencing on the first day of the month following the month in which the first such Equipment Loan is made, with the entire unpaid principal balance and all accrued and unpaid interest thereon to be paid in full on the last day of the Original Term; provided, however, that the aggregate unpaid principal amount of and all accrued but unpaid interest with respect to the Equipment Loans shall be forthwith due and payable upon any termination of this Agreement in accordance with Section 5.2 hereof. The amount of each monthly installment of principal to be paid with respect to the Equipment Loans outstanding on the due date for such installment shall be equal to 1/60th of the aggregate principal amount of all Equipment Loans made by Lender to Borrowers prior to the date on which such installment is due.

                  4.3.3. Payment of Interest. Interest accrued on the Term Loan and the Equipment Loans shall be due and payable on (i) the first calendar day of each month for the immediately preceding month, computed through the last calendar day of the preceding month, whether all or any portion of the Term Loan or any Equipment Loans bears interest as a Base Rate Loan or a LIBOR Loan, (ii) the last day of the applicable Interest Period in the case of any portion of the Term Loan or any Equipment Loans that is a LIBOR Loan and (iii) the Termination Date.

                  4.3.4. Mandatory Prepayment of Term and Equipment Loans. Borrowers shall prepay the entire unpaid principal balance of the Term Loan and all Equipment Loans, and all accrued but unpaid interest thereon, upon the Termination Date. Borrowers shall also be required to prepay the Term Loan and all Equipment Loans as follows:

                           (i)      Borrowers shall prepay the Term Loan and
Equipment Loans in connection with dispositions of Equipment by any Borrower, as and when required by Section 7.4.2 hereof; and

                           (ii) Borrowers shall prepay the Term Loan and
Equipment Loans from the Net Proceeds of insurance or condemnation awards paid in respect of any Equipment or Real Estate, unless to the extent Borrowers are authorized to use such Net Proceeds in accordance with the provisions of
Section 7.1.2(ii) hereof.

Each mandatory prepayment pursuant to this Section 4.3.4 shall be applied first to Base Rate Loans to the full extent thereof before application to any LIBOR Loans; provided, however, that, so long as no Default or Event of Default exists, in lieu of application of such prepayment to LIBOR Loans prior to the expiration of the respective Interest Periods applicable thereto and any resulting requirement to pay the charges provided for in Section 2.10 hereof, Borrowers, at their option, may deposit with Lender cash funds equal to such prepayments to be held by Lender in the Cash Collateral Account for application to the Term Loan or Equipment Loans on the sooner to occur of the expiration of the Interest Period applicable thereto or the Termination Date. No prepayment premium shall be payable by Borrowers with respect to prepayments required by this Section 4.3.4.

                  4.3.5. Optional Prepayments of Term Loans. Borrowers may, at their option, prepay any portion of the Term Loans or Equipment Loans bearing interest as a Base Rate Loan in whole at any time or in part from time to time, in amounts aggregating $250,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment and a prepayment premium as set forth in the Term Note or the Equipment Note, as applicable. Any portion of the Term Loan or Equipment Loans bearing interest as a LIBOR Loan may be prepaid, at Borrowers' option, as applicable, at any time in whole or from time to time in part, in amounts aggregating $250,000 or any greater integral multiple thereof, by paying the principal amount to be prepaid, interest accrued and unpaid thereon to the date of prepayment and a prepayment premium as set forth in the Term Note or the Equipment Note, as applicable, and any applicable charges pursuant to Section 2.10 hereof if such prepayment is made on a date other than the last day of an applicable Interest Period. Each such optional prepayment may be applied against scheduled amortization payments in the inverse order of the occurrence thereof. Borrowers shall give written notice (or telephonic notice confirmed in writing) to Lender of any intended prepayment not less than 1 Business Day prior to any prepayment of Term Loan or any Equipment Loans bearing interest as Base Rate Loans and not less than 2 Business Days prior to any prepayment of Term Loans or any Equipment Loans bearing interest as LIBOR Loans.

         4.4. PAYMENT OF OTHER OBLIGATIONS. The balance of the Obligations requiring the payment of money shall be repaid by Borrowers to Lender as and when provided in the Loan Documents, or, if no date of payment is otherwise specified in the Loan Documents, ON DEMAND.

         4.5. MARSHALLING; PAYMENTS SET ASIDE. Lender shall be under no obligation to marshall any assets in favor of any Borrower or any other Obligor or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment to Lender or Lender receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or the proceeds of such enforcement or setoff (or any part thereof) are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then to the extent of any such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this Section 4.5 shall survive any termination of this Agreement and payment in full of the Obligations.

         4.6. APPLICATION OF PAYMENTS AND COLLECTIONS. Payment Items received by Lender by 12:00 noon, Chicago, Illinois time on any Business Day shall be deemed received on that Business Day. All Payment Items received by Lender after 12:00 noon, Chicago, Illinois time on any Business Day shall be deemed received on the following Business Day. Each prepayment of the Term Loan or any Equipment Loan shall be applied first to accrued but unpaid interest and then to installments of principal in the inverse order of their maturities. Except to the extent that the manner of application to the Obligations of payments or proceeds of Collateral is expressly governed by other provisions of this Agreement, each Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of such Borrower, and each Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records.

         4.7. LOAN ACCOUNT. Lender shall establish an account on its books (the "Loan Account") and shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrowers on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrowers.

         4.8. STATEMENTS OF ACCOUNT. Lender will account to Borrowers monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such accounting rendered by Lender shall be deemed final, binding and conclusive upon Borrowers unless Lender is notified by Borrowers in writing to the contrary within 30 days after the date each accounting is deemed to have been sent pursuant to Section 12.8. Such notice shall only be deemed an objection to those items specifically objected to therein.

         4.9.     NATURE AND EXTENT OF EACH BORROWER'S LIABILITY.

                                    (i)     Joint and Several Liability.  Each
Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Loans, and other Obligations, regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that Lenders is relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.

                                    (ii)    Unconditional Nature of Liability.
Each Borrower's joint and several liability hereunder with respect to, and guaranty of, the Loans and other Obligations shall, to the fullest extent permitted by Applicable Law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations,
(ii) the absence of any attempt to collect any of the Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any provision of any Instrument evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to Lender, (iv) the failure by Lender to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations, or Lender's release of any Collateral or release or subordination of its Liens upon any Collateral, (v) Lenders' election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any Obligor for the payment of any of the Obligations, (ix) any amendment or modification of any of the Loan Documents or waiver of any Default or Event of Default thereunder, (x) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (xi) the disallowance of all or any portion of Lender's claims for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, (xii) Lender's release of any Obligor, (xiii) any delay, extension of time, renewal, compromise or other indulgence granted by Lender with respect to any Obligations, and (xiv) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower. Each Borrower expressly waives any requirement that Lender exhausts any right or take any action against any Obligor or any Collateral, including any rights any Borrower might otherwise have under O.C.G.A. Section 10- 7-24 or any similar statute. At any time an Event of Default exists, Lender may proceed directly and at once, without notice to any Obligor, against any or all of Obligors to collect and recover all or any part of the Obligations, without first proceeding against any other Obligor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision that might otherwise require Lender under Applicable Law to pursue or exhaust its remedies against any Collateral or Obligor before pursuing such Borrower or another Obligor. Each Borrower consents and agrees that Lender shall be under no obligation to marshall any assets in favor of any Obligor or against or in payment of any or all of the Obligations.

                                    (iii)   No Reduction in Liability for
Obligations. No payment or payments made by an Obligor or received or collected by Lender from any Collateral or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement, each of which shall remain jointly and severally liable for the payment and performance of all Loans and other Obligations until the Obligations are paid in full and this Agreement is terminated.

                                    (iv)    Contribution and Indemnity Among
Borrowers. Each Borrower is obligated to repay the Obligations as a joint and several obligor under this Agreement. To the extent that any Borrower shall, under this Agreement, as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrower, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's "Allocable Amount" (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the Allocable Amount of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower "insolvent" within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act (the "UFCA"), (b) leaving such Borrower with unreasonably small capital or assets within the meaning of Section 548 of the Bankruptcy Code,
Section 4 of the UFTA or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA. The provisions of this section shall, to the extent expressly inconsistent with any provision in any of the Loan Documents, supersede such inconsistent provision.

                                    (v)     Subordination.  Each Borrower hereby
subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Obligor, and any successor or assign of any other Obligor, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the payment in full of all of the Obligations.

SECTION 5     TERM AND TERMINATION

         5.1. TERM OF AGREEMENT. Subject to Lender's right to cease making Loans to Borrowers when any Default or Event of Default exists, this Agreement shall be in effect for a period of 5 years from the date hereof, through March ___, 2003 (the "Original Term"), and this Agreement shall automatically renew itself for one-year periods thereafter (each a "Renewal Term"), unless terminated as provided in Section 5.2 hereof.

         5.2. TERMINATION.

              5.2.1. Termination by Lender. Upon at least 90 days prior written notice to APB, Lender may terminate this Agreement as of the last day of the Original Term or the then current Renewal Term, and Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default. This Agreement shall automatically terminate as provided herein.

              5.2.2. Termination by Borrowers. Upon at least 90 days prior written notice to Lender, Borrowres may, at their option, terminate this Agreement in its entirety; provided, however, no such termination by Borrowers shall be effective until Borrowers have satisfied all of the Obligations and executed in favor of and delivered to Lender a general release of all Claims that Borrowers may have against Lender. For purposes of this Agreement, the Obligations shall not be deemed to have been satisfied until all Obligations for the payment of money have been paid to Lender in same day funds and all Obligations that are at the time in question contingent (including any LC Obligations) have been fully cash collateralized in favor and to the satisfaction of Lender or Lender has received as beneficiary a direct pay letter of credit in form and from an issuing bank acceptable to Lender and providing for direct payment to Lender of all such contingent Obligations at the time they become fixed. Any notice of termination given by Borrowers shall be irrevocable unless Lender otherwise agrees in writing. Borrowers may elect to terminate this Agreement in its entirety only; no section of this Agreement or Type of Loan available hereunder may be terminated singly.

                  5.2.3. Termination Charges. On the effective date of termination of this Agreement for any reason, Borrowers shall jointly and severally pay to Lender (in addition to the then outstanding principal, accrued interest, fees and other charges owing under the terms of this Agreement and any of the other Loan Documents), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 2% of the highest of the Average Monthly Loan Balances prior to the effective date of termination if termination occurs during the first Loan Year; 1% of the highest of the Average Monthly Loan Balances prior to the effective date of termination if termination occurs during the second Loan Year; and .5% of the highest of the Average Monthly Loan Balances prior to the effective date of termination if termination occurs during the third Loan Year. Notwithstanding anything to the contrary contained in this
Section 5.2.3, no termination charges shall be payable by Borrowers if APB shall terminate this Agreement prior to the end of the first or second Loan Year and the reason for APB's termination is that (i) Lender has refused to give its consent to a Restrictive Investment consisting of a Borrower's acquisition of all or substantially all of the capital stock (or other Equity Interests) or assets of another Person which requires financing by Lender of not less than $1,000,000, (ii) Lender consented to such Restricted Investment but declined to finance such Restricted Investment, or (iii) Lender was unwilling to provide such financing on terms at least as competitive with respect to amount, pricing and repayment as those proposed in writing to be provided, and actually provided, by another financial institution.

                  5.2.4. Effect of Termination. All of the Obligations shall be immediately due and payable upon the effective date of termination by Lender or, in the case of a termination by a Borrower, upon the date specified in such Borrower's notice of termination of this Agreement as the effective date of such termination. On the effective date of any termination (whether by Lender or a Borrower), Lender shall have no obligation to make any Loans, join in any LC Application or issue any LC Guaranty or otherwise to extend credit to or for the direct or indirect benefit of any Borrower. All undertakings, agreements, covenants, warranties and representations of each Borrower contained in the Loan Documents shall survive any such termination, and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination, until Borrowers have satisfied all of the Obligations in the manner described in Section 5.2.2. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored Payment Items received by Lender from any Borrower or any Account Debtor and applied to the Obligations, Lender has either (at its option) (i) received a written agreement, executed by Borrowers and by any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) retained such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage. The provisions of
Section 4.5 hereof and all obligations of Borrowers to this Agreement to indemnify Lender shall be joint and several and shall in all events survive any termination of this Agreement.

SECTION 6         COLLATERAL SECURITY

         6.1. GRANT OF SECURITY INTEREST. To secure the prompt payment and performance to Lender of all of the Obligations, each Borrower hereby grants to Lender a continuing security interest in and Lien upon all of such Borrower's assets, including all of the following Property and interests in Property of such Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                           (i)      All Accounts;

                           (ii)     All Inventory;

                           (iii)    All Equipment;

                           (iv)     All Instruments;

                           (v)      All Chattel Paper;

                           (vi)     All Documents;

                           (vii)    All General Intangibles;

                           (viii) All Investment Property, including Securities,
whether certificated or uncertificated (but excluding any portion thereof that constitutes Margin Stock), and all securities entitlements;

                           (ix)     All monies now or at any time or times
hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender, including any Cash Collateral in the Cash Collateral Account;

                           (x)      All accessions to, substitutions for and all
replacements, products and cash and non-cash proceeds of (i) through (ix) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to or destruction of any of the Collateral; and

                           (xi) All books and records (including customer lists,
files, correspondence, tapes, computer programs, print-outs, and other computer materials and records) of such Borrower pertaining to any of (i) through (x) above.

         6.2. LIEN ON DEPOSIT ACCOUNTS. As additional security for the payment and performance of the Obligations, each Borrower grants to Lender a security interest in and assigns to Lender all of such Borrower's right, title and interest in and to each Deposit Account of Borrower and in and to any deposits or other sums at any time credited to each such Deposit Account, including any sums in any blocked account or any special lockbox account and in the accounts in which sums are deposited and such blocked accounts and special lockbox accounts. In connection with the foregoing, each Borrower hereby authorizes and directs each such bank or other depository to pay or deliver to Lender upon its written demand therefor made at any time upon the occurrence and during the continuation of an Event of Default and without further notice to such Borrower (such notice being hereby expressly waived), all balances in each Deposit Account maintained by Borrower with such depository for application to the Obligations then outstanding, and the rights given Lender in this Section shall be cumulative with and in addition to Lender's other rights and remedies in regard to the foregoing Property as proceeds of Collateral. Each Borrower hereby irrevocably appoints Lender as its attorney to collect any and all such balances to the extent any such payment is not made to Lender by such bank or other depository after demand thereon is made by Lender pursuant hereto.

         6.3. LIEN ON REAL ESTATE. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by the Mortgages upon the Real Estate described therein. The Mortgages shall be executed on or about the Closing Date and shall be duly recorded, at Borrowers' expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Estate covered thereby.

         6.4. OTHER COLLATERAL. In addition to the items of Property referred to above, the obligations shall also be secured by the Cash Collateral to the extent provided herein and all of the other items of Property from time to time described in any of the Security Documents as security for the payment of the Obligations.

         6.5. LIEN PERFECTION; FURTHER ASSURANCES. Promptly after Lender's request therefor, Borrowers shall execute and deliver to Lender such instruments, assignments or documents as are necessary under the UCC or other Applicable Law to perfect (or continue the perfection of) Lender's Lien upon the Collateral and shall take such other action as may be requested by Lender to give effect to or carry out the intent and purposes of this Agreement. Unless prohibited by Applicable Law, each Borrower hereby authorizes Lender to execute and file any such financing statement on such Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

SECTION 7         COLLATERAL ADMINISTRATION

         7.1.     GENERAL

                  7.1.1. Location of Collateral. All tangible items of Collateral, other than Inventory in transit and motor vehicles, shall at all times be kept by Borrowers and their Subsidiaries at one or more of the business locations set forth in SCHEDULE 7.1.1 hereto and shall not be moved therefrom, without the prior written approval of Lender, except that prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, (i) Borrowers may make sales of Inventory in the ordinary course of business and (ii) dispose of Equipment to the extent authorized by
Section 7.4.2 hereof.

                  7.1.2.   Insurance of Collateral; Condemnation Proceeds.

                           (i)      Each Borrower shall maintain and pay for
insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. All proceeds payable under each such policy shall be payable to Lender for application to the Obligations. Each Borrower shall deliver the originals or certified copies of such policies to Lender with satisfactory lender's loss payable endorsements reasonably satisfactory to Lender, naming Lender as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If any Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge each Borrower therefor. Each Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. For so long as no Event of Default exists, each Borrower shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by each Borrower provided that all proceeds thereof are applied in the manner specified in this Agreement, and Lender agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim. At any time that an Event of Default exists, only Lender shall be authorized to settle, adjust and compromise such claims. Lender shall have all rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other Loan Documents.

                           (ii)     Any proceeds of insurance referred to in
this Section 7.1.2 and any condemnation awards that are paid to Lender in connection with a condemnation of any of the Collateral shall be paid to Lender and (a) in the case of proceeds that relate to Inventory, applied first to the payment of the Revolver Loans and then to any other Obligations outstanding, and
(b) in the case of proceeds of Equipment or real Property applied first to the Term Loan or Equipment Loans, as specified by Lender, and then to any other Obligations outstanding, provided that if requested by any Borrower in writing within 5 days after Lender's receipt of such proceeds and if no Default or Event of Default exists, each Borrower may apply such proceeds to repair or replace the damaged or destroyed Equipment or Real Estate so long as (1) such repair or replacement is promptly undertaken and concluded, (2) replacements of buildings are constructed on the sites of the original casualties and are of comparable size, and quality and utility to the destroyed buildings, (3) the repaired or replaced Property is at all times free and clear of Liens other than Permitted Liens, (4) each Borrower complies with such disbursement procedures for such proceeds as Lender may reasonably impose for repair or replacement and (5) the amount of proceeds from any single casualty affecting Equipment or Real Estate does not exceed $100,000.

                  7.1.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, all Taxes imposed by any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Lender to any Person to realize upon any Collateral shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrowers therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrowers' sole risk.

                  7.1.4. Defense of Title to Collateral. Borrowers shall at all times defend their title to the Collateral and Lender's Liens therein against all Persons and all claims and demands whatsoever other than Permitted Liens.

         7.2.     ADMINISTRATION OF ACCOUNTS.

                  7.2.1. Records, Schedules and Assignments of Accounts. Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and Borrowers shall submit to Lender on such periodic basis as Lender shall request a Borrowing Base Certificate for the preceding period. Each Borrower shall also provide to Lender on or before the 20th day of each month, a detailed aged trial balance of all of its Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $100,000 cease to be Eligible Accounts in whole or in part, Borrowers shall notify Lender of such occurrence promptly (and in any event within 2 Business Days) after any Borrower's having obtained knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. Upon Lender's request, each Borrower shall deliver to Lender copies of invoices or invoice registers related to all of its Accounts.

                  7.2.2. Discounts, Allowances, Disputes. If any Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrowers shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $50,000 are in dispute between any Borrower and any Account Debtor, Borrowers shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Borrowers.

                  7.2.3. Taxes. If an Account of any Borrower includes a charge for any Taxes payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that Lender shall not be liable for any Taxes that may be due by any Borrower.

                  7.2.4. Account Verification. Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of any Borrower by mail, telephone, telegraph or otherwise. Borrowers shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

                  7.2.5. Maintenance of Dominion Account. Each Borrower, jointly with APB, shall maintain a Dominion Account pursuant to a lockbox or other arrangement acceptable to Lender and with such banks as may be selected by Borrowers and be acceptable to Lender. Each Borrower shall issue to each such bank an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in a Dominion Account shall immediately become the property of Lender and each Borrower shall obtain the agreement by such banks in favor of Lender to waive any offset rights against the funds so deposited. Lender assumes no responsibility for any such lockbox arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

                  7.2.6. Collection of Accounts; Proceeds of Collateral. To expedite collection, Borrowers shall endeavor in the first instance to make collection of their Accounts for Lender. All Payment Items received by any Borrower in respect of its Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by such Borrower as trustee of an express trust for Lender's benefit, and such Borrower shall immediately deposit same in kind in a Dominion Account. Lender retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge to Borrowers the collection costs and expenses, including attorneys' fees.

         7.3.     Administration of Inventory.

                  7.3.1. Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory. Borrowers shall furnish Lender Inventory reports in form and detail satisfactory to Lender at such times as Lender may request, but at least once each month, not later than the 20th day of such month. Borrowers shall conduct a physical inventory no less frequently than annually and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.

                  7.3.2. Returns of Inventory. No Borrower shall return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the ordinary course of business of such Borrower and such Person, (ii) no Default or Event of Default exists or would result therefrom, (iii) the return of such Inventory will not result in an Out-of-Formula Condition, (iv) if the aggregate Value of all Inventory returned in any month exceeds $50,000, Borrowers promptly notifies Lender thereof, and
(v) any payment received by any Borrower in connection with any such return is promptly turned over to Lender for application to the Obligations.

         7.4.     ADMINISTRATION OF EQUIPMENT.

                  7.4.1. Records and Schedules of Equipment. Each Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with Section
7.4.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Immediately on request therefor by Lender, Borrowers shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment.

                  7.4.2. Dispositions of Equipment. No Borrower will sell, lease or otherwise dispose of or transfer any of its Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate as to all Borrowers during any consecutive 12-month period, has a fair market value or book value, whichever is more, of $50,000 or less, provided that all Net Proceeds thereof are remitted to Lender for application to the Loans (which application shall be first to the Term Loan or Equipment Loans in accordance with Section 4.3.4 hereof,, to the extent of the Net Proceeds thereof, and the balance, if any, to any other Obligations outstanding), or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens. Borrowers shall give Lender prior written notice of any disposition of Equipment that is authorized pursuant to this Section 7.4.2 at least 5 Business Days prior to the date of such disposition.

                  7.4.3. Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. No Borrower will permit any of the Equipment to become affixed to any real Property leased to such Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and no Borrower will permit any of the Equipment to become an accession to any personal Property that is subject to a Lien unless the Lien is a Permitted Lien (other than a Purchase Money Lien).

         7.5. PAYMENT OF CHARGES. All amounts chargeable to Borrowers under this
Section 7 shall be Obligations secured by all of the Collateral and shall be payable ON DEMAND.

SECTION 8     REPRESENTATIONS AND WARRANTIES

         8.1. GENERAL REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Agreement and to make advances hereunder, each Borrower warrants and represents to Lender and covenants with Lender that:

                  8.1.1. Organization and Qualification. Each Borrower and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on SCHEDULE 8.1.1 hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary unless failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

                  8.1.2. Corporate Power and Authority. Each Borrower and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of any Borrower or any of its Subsidiaries; (ii) contravene any Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause any Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower or any of its Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which any Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of its Subsidiaries.

                  8.1.3. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and each of its Subsidiaries enforceable against it in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights.

                  8.1.4. Capital Structure. As of the date hereof, SCHEDULE
8.1.4 hereto states (i) the correct name of each Subsidiary of each Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock owned by such Borrower, (ii) the name of each Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Equity Interests of each Borrower (other than APB) and each of its Subsidiaries, (iv) each shareholder of APB that owns more than 5% of the issued and outstanding shares of stock of APB, and (v) the number of authorized and issued Equity Interests (and treasury shares) of each Borrower and each of its Subsidiaries. Each Borrower has good title to all of the shares it purports to own of the Equity Interests of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Equity Interests have been duly issued and are fully paid and non-assessable. Except as set forth on SCHEDULE 8.1.4 hereto, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Equity Interests or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Borrower or any of its Subsidiaries. Except as set forth on SCHEDULE 8.1.4 hereto, there are no outstanding agreements or instruments binding upon any Borrower's shareholders relating to the ownership of its shares of capital stock.

                  8.1.5. Corporate Names. No Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on SCHEDULE 8.1.5 hereto. Except as set forth on SCHEDULE 8.1.5, no Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

                  8.1.6. Business Locations. As of the date hereof, each Borrower's and each of its Subsidiaries' chief executive office and other places of business are as listed on SCHEDULE 7.1.1 hereto. During the preceding five-year period, no Borrower nor any of its Subsidiaries has had an office or place of business other than as listed on SCHEDULE 7.1.1. Except as shown on
SCHEDULE 7.1.1, no Inventory is stored with a bailee, warehouseman or similar Person, nor is any Inventory consigned to any Person.

                  8.1.7. Title to Properties; Priority of Liens. Each Borrower and each of its Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case free and clear of all Liens except Permitted Liens. Each Borrower has paid or discharged all lawful claims when due which, if unpaid when due, might become a Lien against such Borrower's Properties that is not a Permitted Lien. The Liens granted to Lender under Section 6 hereof are first priority Liens, subject only to those Permitted Liens which are expressly stated to have priority over the Liens of Lender.

                  8.1.8. Accounts. Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by a Borrower with respect to any Account. Unless otherwise indicated in writing to Lender, with respect to each Account:

                           (i)      It is genuine and in all respects what it
purports to be, and it is not evidenced by a judgment;

                           (ii) It arises out of a completed, bona fide sale and
delivery of goods or rendition of services by a Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between a Borrower and the Account Debtor;

                           (iii) It is for a liquidated amount maturing as
stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

                           (iv) Such Account, and Lender's security interest
therein, is not, and will not (by voluntary act or omission of a Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is reasonably deemed by Lender to be immaterial, and each such Account is absolutely owing to a Borrower and is not contingent in any respect or for any reason;

                           (v)      Such Borrower has made no agreement with any
Account Debtor for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by a Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to Section 7.2.1 hereof;

                           (vi) To the best of such Borrower's knowledge, there
are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

                           (vii) To the best of such Borrower's knowledge, the
Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent;

                           (viii) To the best of such Borrower's knowledge,
there are no proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account;

                           (ix)     Except as set forth on SCHEDULE 8.1.8
hereto, there are no restrictions on such Borrower's right to assign to Lender the right to payment represented by the Account or any Lien upon the Account.

                  8.1.9. Financial Statements; Fiscal Year. The Consolidated and consolidating balance sheets of Borrowers (other than Potter's) as of December 31, 1997, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Borrowers (other than Potter's) at such dates and the results of Borrowers' operations (other than the operations of Potter's) for such periods. Since December 31, 1997, there has been no material change in the condition, financial or otherwise, of any Borrower whose financial position was included in the Consolidated and consolidating financial statements as of December 31, 1997, and no change in the aggregate value of Equipment and real Property owned by any such Borrower, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The Pro Forma presents fairly and accurately in all material respects Borrowers' financial condition as of such date as if the transactions contemplated by the Acquisition Documents and this Agreement have occurred on such date and the Closing Date had been such date.

                  8.1.10. Full Disclosure. The financial statements referred to in Section 8.1.9 hereof do not, nor does this Agreement or any other written statement of any Borrower to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact or circumstances which any Borrower has failed to disclose to Lender in writing and which may reasonably be expected to have a Material Adverse Effect.

                  8.1.11. Solvent Financial Condition. Each Borrower and each of its Subsidiaries is now and, after giving effect to the Acquisition, the Loans to be made hereunder and all Letters of Credit to be issued on the Closing Date, at all times will be, Solvent.

                  8.1.12. Surety Obligations. No Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person, except that APB is a guarantor of certain obligations of its Subsidiaries under certain Equipment leases.


                  8.1.13. Taxes. The federal tax identification numbers of each Borrower and each of its Subsidiaries are shown on SCHEDULE 8.1.13 hereto. Each Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of Borrowers and their Subsidiaries are adequate for all years not closed by applicable statutes, and for their current Fiscal Year.

                  8.1.14. Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement, except ABN AMRO.

                  8.1.15. Patents, Trademarks, Copyrights and Licenses. Each Borrower and each of its Subsidiaries owns or possesses all Intellectual Property necessary for the present and planned future conduct of its business without any conflict with the rights of others; there is no objection to or pending Intellectual Property Claim with respect to any Borrower's right to use any such Intellectual Property and no Borrower is aware of any grounds for challenge or objection thereto; and, except as may be described on SCHEDULE 8.1.15, no Borrower pays any royalty or other compensation to any Person for the right to use any Intellectual Property. All such Intellectual Property and other similar rights are listed on SCHEDULE 8.1.15 hereto.

                  8.1.16. Governmental Approvals. Each Borrower and each of its Subsidiaries has, and is in good standing with respect to all material Governmental Approvals necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

                  8.1.17. Compliance with Laws. Each Borrower and each of its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law (except to the extent that any such noncompliance with Applicable Law would not reasonably be expected to have a Material Adverse Effect) and there have been no citations, notices or orders of noncompliance issued to any Borrower or any of its Subsidiaries under any such law, rule or regulation. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. Section 201 et seq.). With respect to matters arising under any Environmental Laws, the representations and warranties contained in the Environmental Certificate are true and correct on the date hereof.

                  8.1.18. Restrictions. Neither Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur the Obligations, other than as set forth on SCHEDULE 8.1.18 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower or any of its Subsidiaries, as applicable.

                  8.1.19. Litigation. Except as set forth on SCHEDULE 8.1.19 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of any Borrower, threatened, against or affecting any Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of its Subsidiaries, which if resolved adversely to any Borrower or its Subsidiaries would have Material Adverse Effect. No Borrower or any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

                  8.1.20. No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrowers' performance hereunder, constitute a Default or an Event of Default. No Borrower or any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes or which with the passage of time or the giving of notice or both would constitute a default, under any Material Contract or in the payment of any Debt to any Person for Money Borrowed. No default exists int the performance by any Borrower of any of its obligations under any of the Acquisition Documents.

                  8.1.21. Leases. SCHEDULE 8.1.21 hereto is a complete listing of all capitalized and operating leases of each Borrower and each of its Subsidiaries on the date hereof. Each Borrower and each of its Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases.

                  8.1.22. Pension Plans. Except as disclosed on SCHEDULE 8.1.22 hereto, no Borrower nor any of its Subsidiaries has any Plan on the date hereof. Each Borrower and each of its Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a Material Adverse Effect on the financial condition of any Borrower or any of its Subsidiaries exists in connection with any Plan. No Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

                  8.1.23. Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any of its Subsidiaries and any Person or any group of Persons whose accounts individually or in the aggregate are material to the business of any Borrower or any of its Subsidiaries, or with any material supplier, and there exists no condition or state of facts or circumstances which would have a Material Adverse Effect upon any Borrower or any of its Subsidiaries or prevent any Borrower or any of its Subsidiaries from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

                  8.1.24. Labor Relations. Except as described on SCHEDULE
8.1.24 hereto, no Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement on the date hereof. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of any Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

                  8.1.25. Investment Company Act; Public Utility Holding Company Act. No Obligor is an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

                  8.1.26. Margin Stock. No Borrower nor any Subsidiary of a Borrower is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         8.2. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in this Agreement and the other Loan Documents shall be deemed to be reaffirmed by each Borrower upon each delivery of a Notice of Borrowing to Lender in accordance with Section 3.1 of this Agreement, except for changes in the nature of a Borrower's or, if applicable, any of its Subsidiaries' business or operations that may occur after the date hereof in the ordinary course of business so long as

Lender has consented to such changes or such changes are not violative of any provision of this Agreement. Notwithstanding the foregoing, representations and warranties which by their terms are applicable only to a specific date shall be deemed made only at and as of such date.

         8.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9         COVENANTS AND CONTINUING AGREEMENTS

         9.1. AFFIRMATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Borrower covenants that, unless otherwise consented to by Lender in writing, it shall and shall cause each of its Subsidiaries to:

                  9.1.1. Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect its Properties and the Properties of each of its Subsidiaries, inspect, audit and make extracts from such Borrower's books and records, and discuss with such Borrower's officers, employees and independent accountant, such Borrower's and each of its Subsidiary's business, assets, liabilities, financial condition, business prospects and results of operations.

                  9.1.2. Notices. Notify Lender in writing promptly after Borrower's obtaining knowledge thereof (i) of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading; (ii) of the commencement of any litigation affecting any Borrower or any of its Properties, whether or not the claim is considered by Borrowers to be covered by insurance, and of the institution of any administrative proceeding which, if determined adversely to any Borrower, would have a Material Adverse Effect; (iii) at least sixty (60) days prior thereto, of any Borrower's opening of any new office or place of business or any Borrower's closing of any existing office or place of business; (iv) of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (v) of any default by any Obligor under or termination of any Material Contract or any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Debt of any Borrower exceeding $$100,000; (vi) of the existence of any Default or Event of Default;
(vii) of any default by any Person under any note or other evidence of Debt payable to any Borrower; (viii) of any judgment rendered against any Obligor in an amount exceeding $100,000; (ix) of the receipt by any Borrower of a notice from a seller of "livestock" (as defined in PASA) that such Borrower has not made timely payment therefor or that any instrument of payment therefor has been dishonored, delivered by such unpaid seller to such Borrower pursuant to PASA, or the receipt by any Borrower of any complaint, citation or order from the Secretary of Agriculture alleging violations by such Borrower of the provisions of PASA; and (x) of the receipt of any notice of default or termination or threat of termination with respect to any material Distribution Agreement, and of the commencement of any Insolvency Proceeding against any distributor who is a party to any Distribution Agreement.

                  9.1.3. Financial Statements and Other Information. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrowers' certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

                           (i)      not later than 90 days after the close of
each Fiscal Year of Borrowers, unqualified audited financial statements of Borrowers and their Subsidiaries as of the end of such year, on a Consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrowers but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs);

                           (ii) not later than 30 days after the end of each
month hereafter (except the months of March, June, September and December), and 45 days after the end of the months of March, June, September and December, unaudited interim financial statements of Borrowers and their Subsidiaries as of the end of such month and of the portion of Borrowers' fiscal year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of Borrowers as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrowers and their Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes; provided, that, such statements need not include cash flow statements except for the months coinciding with the end of a Fiscal Quarter.

                           (iii) promptly after the sending or filing thereof,
as the case may be, copies of any proxy statements, financial statements or reports which any Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which any Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                           (iv) promptly after the filing thereof, copies of any
annual report to be filed in accordance with ERISA in connection with each Plan;

                           (v) not later than 30 days after the end of each
month hereafter, a detailed report of all accounts payable of each Borrower for the purchase of "livestock" (as defined in PASA) that have been outstanding more than 48 hours, as of the last day of the preceding month, specifying the name, address and amount of each such account payable; and

                           (vi) such other data and information (financial and
otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or any Borrower's and any of its Subsidiaries' financial condition or results of operations.

         Concurrently with the delivery of the financial statements described in clause (i) of this Section 9.1.3, Borrowers shall forward to Lender a copy of the accountants' letter to Borrowers' management that is prepared in connection with such financial statements and shall also cause to be prepared a certificate of the aforesaid certified public accountants prepared by such accountants that states, based upon their examination of the financial statements of Borrowers and their Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging that they are aware that Lender is relying on such financial statements in making its decisions with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses
(i) and (ii) of this Section 9.1.3, or more frequently if requested by Lender, Borrowers shall cause to be prepared and furnished to Lender a Compliance Certificate executed by the chief financial officer of Borrowers.

                  9.1.4. Landlord and Storage Agreements. Provide Lender with copies of all agreements between any Borrower or any of its Subsidiaries and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

                  9.1.5. Projections. No later than 30 days after the end of each Fiscal Year of Borrowers, deliver to Lender Projections of Borrowers for the forthcoming Fiscal Year, month by month.

                  9.1.6. Taxes. Pay and discharge all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested.

                  9.1.7. Compliance with Laws. Comply with all Applicable Law, including all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and all ERISA and Environmental Laws, and obtain and keep in force any and all Governmental Approvals necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release shall occur at or on any of the Properties of Borrower or any Subsidiary, Borrower shall, or shall cause the applicable Subsidiary to, act immediately to investigate and report to Lender and, to the extent required by Applicable Law, all appropriate governmental authorities, the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any governmental authority.

                  9.1.8. Insurance. In addition to the insurance required herein with respect to the Collateral, maintain with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, business interruption, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the business of Borrowers or as otherwise required by Lender.

                  9.1.9. Potter's Inventory. Implement a perpetual inventory system that enables Potter's to generate daily Inventory reports on or before September 20, 1998.

                  9.1.10. Distribution Agreements. Provide Lender with copies of all material Distribution Agreements, comply with all terms of each such Distribution Agreement, and keep all such Distribution Agreements in full force and effect.

                  9.1.11. Year 2000 Compatibility. Each Borrower shall (i) promptly and in no event later than December 31, 1998, take all action necessary to ensure that all computer based systems of Borrowers and their Subsidiaries are capable of the following: (a) handling date information involving all and any dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part;
(b) operating, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000, and without any change in performance; (c) responding to and processing two digit year input without creating any ambiguity as to the century; (d) storing and providing date input information without creating any ambiguity as to the century; and (ii) promptly and in no event later than December 31, 1998, take all action necessary to ensure that all computer based systems of each of their vendors, suppliers and customers are capable of (a) through (d) above, where noncompliance could have a Material Adverse Effect. In addition, at the request of Lender, Borrowers shall provide Lender assurances in form and substance satisfactory to Lender of the Borrowers' and each of their Subsidiaries' year 2000 compatibility.

                  9.1.12. Survey. On or before April 3, 1998, Borrowers shall deliver to Lender a survey with respect to Borrowers' Real Estate located in Durant, Oklahoma which complies with the requirements of Section 10.1.7 hereof.

         9.2. NEGATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Borrower covenants that, unless Lender has first consented thereto in writing, it shall not and shall not permit any Subsidiary to:

                  9.2.1. Fundamental Changes. Except as may be contemplated by the Acquisition Documents, enter into any transaction to merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up or dissolve itself, except for mergers or consolidations of any Subsidiary with another Subsidiary.

                  9.2.2. Loans. Make any loans or other advances of money to any Person other than to an officer or employee of such Borrower or a Subsidiary for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business.

                  9.2.3. Total Debt. Create, incur, assume, or suffer to exist any Debt, except: (i) the Obligations; (ii) Subordinated Debt existing on the Closing Date; (iii) Debt of any Subsidiary of such Borrower to such Borrower;
(iv) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed), in each case incurred in the ordinary course of business; (v) obligations to pay Rentals permitted by Section 9.2.12; (vi) Permitted Purchase Money Debt; (vii) contingent letter of credit obligations owing to LaSalle National Bank for so long as such letter of credit obligations are fully secured by Cash Collateral; (viii) Debt not included in paragraphs (i) through (vii) above which does not exceed at any time, in the aggregate, the sum of $50,000.

                  9.2.4. Affiliate Transactions. Enter into, or be a party to any transaction with any Affiliate or stockholder, except: (i) the transactions contemplated by the Loan Documents; (ii) payment of customary directors' fees and indemnities; (iii) transactions with Affiliates that were consummated prior to the date hereof and have been disclosed to Lender prior to the Closing Date;
(iv) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to such Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of such Borrower or such Subsidiary; (v) management fees payable to Sterling Advisors and Elfman pursuant to the Consulting Agreement up to $425,000 in the aggregate (as the same may be increased in accordance with the terms of such Consulting Agreement as in effect on the date hereof) during each Fiscal Year, provided that no Default or Event of Default exists at the time of or immediately after giving effect to any such payment; and (vi) any payments due from any Borrower to another Borrower in accordance with the terms of the Tax Sharing Agreement as in effect on the date hereof.

                  9.2.5. Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                           (i)      Liens at any time granted in favor of
Lender;

                           (ii)     Liens for Taxes (excluding any Lien imposed
pursuant to any of the provisions of ERISA) incurred in the ordinary course of such Borrower's business and not yet due or being Properly Contested;

                           (iii) Liens arising in the ordinary course of such
Borrower's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required or the Debt secured by any such Lien is being Properly Contested and such Liens do not materially detract from the value of the Property of such Borrower or materially impair the use thereof in the operation of such Borrower's business;

                           (iv)  Purchase Money Liens securing Permitted
Purchase Money Debt;

                           (v)   Liens securing Debt of a Subsidiary of any
Borrower to such Borrower or to another such Subsidiary;

                           (vi)  Liens arising by virtue of the rendition, entry
or issuance against such Borrower or any of its Subsidiaries, or any Property of such Borrower or any of its Subsidiaries, of any judgment, writ, order, or decree for so long as each such Lien (a) is either in existence for less than 20 consecutive days after it first arises or is being Properly Contested and (b) is at all times junior in priority to the Liens in favor of Lender;

                           (vii)  Liens in existence immediately prior to the
Closing Date that are satisfied in full and released on the Closing Date as a result of the application of Borrower's cash on hand at the Closing Date or the proceeds of the Loans to be made on the Closing Date;

                           (viii)  Easements, rights-of-way, restrictions,
covenants or other agreements of record and other similar charges and encumbrances on Real Estate of Borrower or a Subsidiary that do not interfere with the ordinary conduct of the business of Borrower or such Subsidiary;

                           (ix)  such other Liens as appear on SCHEDULE
9.2.5 hereto; and

                           (x)  such other Liens as Lender may hereafter approve
in writing.

                  9.2.6. Subordinated Debt. Make any principal payment of all or any part of any Subordinated Debt, unless at the time of, and after giving effect to, any such payment, Availability is not less than $1,000,000; or make any payment of all or any part of any Subordinated Debt, or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the Debt Subordination relative thereto.

                  9.2.7.   Distributions.  Declare or make any Distributions.

                  9.2.8. Capital Expenditures. Make Capital Expenditures (including, expenditures by way of capitalized leases) which, in the aggregate, as to all Borrowers and their Subsidiaries, exceed $1,300,000 during any Fiscal Year of Borrowers.

                  9.2.9. Disposition of Assets. Sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (ii) dispositions of Equipment to the extent authorized by Section 7.4.2 hereof, (iii) a transfer of Property to such Borrower by its Subsidiary or (iv) other dispositions expressly authorized by other provisions of the Loan Documents.

                  9.2.10. Equity Interests of Subsidiaries. Permit any of its Subsidiaries to issue any additional Equity Interests except director's qualifying shares.

                  9.2.11. Restricted Investment. Make or have any Restricted Investment.

                  9.2.12. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Borrower or a Subsidiary of a Borrower.

                  9.2.13. Fiscal Year. Establish a fiscal year different from the Fiscal Year.

                  9.2.14. Organization Documents. Amend, modify or otherwise change any of the terms or provisions and any of its corporate charter, Articles or Certificate of Incorporation, Bylaws, or other governing documents as in effect on the date hereof, (i) except that (A) Potter's may make such amendments and changes as necessary to reflect the change in its corporate name from Potter's Acquisition Corp. to Potter's Sausage Co. and (B) APB may make such amendments as are necessary to authorize the distribution of non-voting stock and (ii) except for changes that do not affect in any way such Borrower's or any of its Subsidiaries' rights and obligations to enter into and to perform the Loan Documents to which it is a party and to pay all of the Obligations and that do not otherwise have a Material Adverse Effect.

                  9.2.15. Conduct of Business. Engage in any business other than the business engaged in by it on the Closing Date and any business or activities which are substantially similar, related or incidental thereto.

                  9.2.16. Purchases of Certain Inventory. Purchase inventory consisting of "livestock" (as defined in PASA) for cash, unless payment is made therefor by such Borrower before the close of the Business Day following the day on which the purchase of livestock and transfer of possession thereof occurred, or on credit unless in connection therewith the seller of such livestock has executed and delivered in favor of such Borrower a written waiver of the benefits of the statutory trust provided for in Section 196(a) of PASA.

         9.3. SPECIFIC FINANCIAL COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations outstanding, Borrowers covenant that, unless otherwise consented to by Lender in writing, they shall:

                  9.3.1. Minimum Fixed Charge Coverage Ratio. Borrowers shall maintain a Fixed Charge Coverage Ratio of not less than the ratio set forth below for the period corresponding thereto:

          Period                                              Ratio
          ------                                              -----
From the Closing Date through the
end of 1st Fiscal Quarter of 1998                            1.30 to 1

From the Closing Date through the
end of 1st two Fiscal Quarters of 1998                       1.30 to 1

From the Closing Date through the
end of 1st three Fiscal Quarters of 1998                     1.30 to 1

From the Closing Date through
Fiscal Year End 1998                                         1.35 to 1

On a four Fiscal Quarter rolling basis,                      1.35 to 1
tested at the end of each Fiscal Quarter after Fiscal Year 1998

                           9.3.2.   Minimum Senior Fixed Charge Coverage Ratio.
Borrowers shall maintain a Senior Fixed Charge Coverage Ratio of not less than the ratio set forth below for the period corresponding thereto:

                    Period                                                Ratio
                    ------                                                -----
From the Closing Date through the
end of 1st Fiscal Quarter of 1998                                      1.65 to 1

From the Closing Date through the
end of 1st two Fiscal Quarters of 1998                                 1.65 to 1

From the Closing Date through the
end of 1st three Fiscal Quarters of 1998                               1.70 to 1

From the Closing Date through
Fiscal Year End 1998                                                   1.75 to 1

On a four Fiscal Quarter rolling basis,                                1.75 to 1
tested at the end of each Fiscal Quarter
after Fiscal Year 1998

                           9.3.3.   Minimum Consolidated Interest Coverage
Ratio. Borrowers and their Subsidiaries on a combined and Consolidated basis, shall maintain an Interest Coverage Ratio of not less than the ratio set forth below for the period corresponding thereto:

                 Period                                                Ratio
                 ------                                                -----
From the Closing Date through the
end of 1st Fiscal Quarter of 1998                                      2.25 to 1

From the Closing Date through the
end of 1st two Fiscal Quarters of 1998                                 2.25 to 1

From the Closing Date through the
end of 1st three Fiscal Quarters of 1998                               2.30 to 1

From the Closing Date through
Fiscal Year End 1998                                                   2.40 to 1

On a four Fiscal Quarter rolling basis,                                2.40 to 1
tested at the end of each Fiscal Quarter
after Fiscal Year 1998

                           9.3.4.   Senior Debt EBITDA Ratio.  Borrowers and
their Subsidiaries, on a combined and Consolidated basis, shall maintain a Senior/Debt EBITDA Ratio of not less than the ratio set forth below for the period corresponding thereto:

             Period                                                Ratio
             ------                                                -----
From the Closing Date through the
end of 1st Fiscal Quarter of 1998                                14.50 to 1

From the Closing Date through the
end of 1st two Fiscal Quarters of 1998                           6.85 to 1

From the Closing Date through the
end of 1st three Fiscal Quarters of 1998                         4.60 to 1

From the Closing Date through the
Fiscal Year End 1998                                             3.15 to 1

On a four Fiscal Quarter rolling basis,                          3.15 to 1
tested at the end of each Fiscal Quarter
after Fiscal Year 1998

                           9.3.5.   Minimum Effective Net Worth.  Borrowers and
their Subsidiaries, on a combined and consolidated basis, shall achieve a level of Effective Net Worth of not less than the amount set forth below for the period corresponding thereto:

          Period                                                Amount
          ------                                                ------
First Fiscal Quarter of 1998                                      $16,361,000

Second Fiscal Quarter of 1998                                     $16,757,000

Third Fiscal Quarter of 1998                                      $17,119,000

Fourth Fiscal Quarter of 1998                                     $17,585,000

First Fiscal Quarter of 1999                                      $17,966,000

Second Fiscal Quarter of 1999                                     $18,362,000

Third Fiscal Quarter of 1999                                      $18,724,000

Fourth Fiscal Quarter of 1999                                     $19,191,000

First Fiscal Quarter of 2000                                      $19,572,000

Second Fiscal Quarter of 2000                                     $19,968,000

Third Fiscal Quarter of 2000                                      $20,330,000

Fourth Fiscal Quarter of 2000                                    $20,795,000

First Fiscal Quarter of 2001                                     $19,887,000

Second Fiscal Quarter of 2001                                    $20,272,000

Third Fiscal Quarter of 2001                                     $19,813,000

Fourth Fiscal Quarter of 2001                                    $20,267,000

First Fiscal Quarter of 2002                                     $20,714,000

Second Fiscal Quarter of 2002                                    $21,099,000

Third Fiscal Quarter of 2002                                     $21,450,000

Fourth Fiscal Quarter of 2002                                    $21,904,000

First Fiscal Quarter of 2003                                     $22,273,000

Second Fiscal Quarter of 2003                                    $22,658,000

Third Fiscal Quarter of 2003                                     $23,010,000

Fourth Fiscal Quarter of 2003                                    $23,463,000


SECTION 10     CONDITIONS PRECEDENT

         10.1. CONDITIONS PRECEDENT TO INITIAL LOANS. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to fund any Loan requested by Borrowers unless, on or before March 20, 1998, each of the following conditions has been and continues to be satisfied:

               10.1.1. Documentation. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed counterpart of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lender and its counsel.

               10.1.2. Availability. Lender shall have determined that immediately after Lender has made the initial Loans and Bank has issued the Letters of Credit to be issued on the Closing Date, contemplated hereby or requested by Borrowers hereunder, and paid (or made provision for payment of) all closing costs incurred in connection with the transactions contemplated hereby, Availability shall not be less than $2,000,000.

               10.1.3. Evidence of Perfection and Priority of Liens in Collateral. Lender shall have received copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence in form satisfactory to Lender that such Liens constitute valid and perfected security interests and Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

                  10.1.4. Organization Documents. Lender shall have received a copy of the Articles or Certificate of Incorporation of each Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of such Borrower's incorporation.

                  10.1.5. Good Standing Certificates. Lender shall have received good standing certificates for each Borrower, issued by the Secretary of State or other appropriate official of such Borrower's jurisdiction of organization and each jurisdiction where the conduct of such Borrower's business activities or ownership of its Property necessitates qualification.

                  10.1.6. Title Insurance Policies. Lender shall have received, had at least 3 days to review and found acceptable fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Lender's satisfaction to evidence the form of such policies to be delivered after the Closing Date), in standard ALTA form, issued by a title insurance company satisfactory to Lender, each in an amount equal to not less than the fair market value of the real Property or leasehold interest, as the case may be, subject to the Mortgages, insuring each of the Mortgages to create a valid Lien on all real Property and valid Liens on the leasehold interest described therein with no exceptions which Lender shall not have approved in writing and no survey exceptions.

                  10.1.7. Survey. Lender shall have received, had at least 3 days to review and, found acceptable an as-built survey with respect to each parcel of real Property comprising a part of the Collateral, which survey shall indicate the following: (i) an accurate metes and bounds or lot, block and parcel description of such Property; (ii) the correct location of all buildings, structures and other improvements on such Property, including all streets, easements, rights of way and utility lines; (iii) the location of ingress and egress from such Property, and the location of any set-back or other building lines affecting such Property; and (iv) a certification by a registered land surveyor in form and substance acceptable to Lender, certifying to the accuracy and completeness of such survey and to such other matters relating to such real Property and survey as Lender shall require.

                  10.1.8. Dominion Accounts. Lender shall have received the duly executed agreements establishing each Dominion Account with a financial institution acceptable to Lender for the collection or servicing of the Accounts.

                  10.1.9. Opinion Letters. Lender shall have received favorable, written opinions of Tom D. Wippman, P.C., counsel to Borrowers, as to the transactions contemplated by this Agreement and the matters set forth in EXHIBIT G attached hereto, together with written opinions or reliance letters from counsel to Seller in connection with the transactions contemplated by the Acquisition Documents.

                  10.1.10. Insurance. Lender shall have received copies of the casualty insurance policies of Borrowers, together with loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as loss payee and copies of each Borrower's liability insurance policies, including product liability policies, together with endorsements naming Lender as a co-insured.

                  10.1.11. Disbursement Letter. Lender shall have received written instructions from Borrowers directing application of proceeds of the initial Loans made pursuant to this Agreement.

                  10.1.12. Landlord Agreements. Lender shall have received all landlord or warehouseman agreements with respect to all premises leased by any Borrower and which are disclosed on SCHEDULE 7.1.1 hereto.

                  10.1.13. Acquisition. Lender shall have reviewed and found acceptable the Acquisition Documents and obtained Seller's consent to an assignment of all of Borrower's rights under the Acquisition Documents, and the Acquisition shall have been consummated substantially in accordance with the terms of the Acquisition Documents.

                  10.1.14. Environmental Matters. Lender shall have received, reviewed and found satisfactory the Environmental Certificate and a phase 1 study of the Real Estate conducted by an environmental consulting firm acceptable to Lender.

                  10.1.15. Banc One Subordinated Debt. Borrower and Banc One shall have executed and delivered the Banc One Documents evidencing the Banc One Subordinated Debt, and consummated all of the transactions contemplated thereby.

                  10.1.16. Intercreditor Agreements. Lender shall have received the Intercreditor Agreements signed by Banc One, in form and substance satisfactory to Lender.

                  10.1.17. Debt Subordinations. Lender shall have received all Debt Subordinations, in form and substance satisfactory to Lender.

                  10.1.18. Appraisals. Lender shall have received and found acceptable in all respects appraisals of the value of the Equipment, the Real Estate, the Intellectual Property and certain other Property of Borrowers, including Equipment, Real Estate and Intellectual Property to be acquired in connection with the Acquisition.

         10.2. CONDITIONS PRECEDENT TO PROCUREMENT OF LETTERS OF CREDIT. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under other sections of this Agreement, Lender shall not be required to procure any Letter of Credit requested by any Borrower, unless and until each of the following conditions has been and continues to be satisfied:

                  10.2.1. Letter of Credit Documentation. Bank shall have received, in form and substance satisfactory to Bank and its counsel, duly executed LC Documents with respect to the Letters of Credit requested to be issued by Bank and an LC Guaranty with respect to each such Letter of Credit.

                  10.2.2. LC Request. Lender shall have received an LC Request from a Borrower.

                  10.2.3. LC Conditions. Each of the LC Conditions shall have been satisfied.

                  10.2.4. Satisfaction of Other Conditions. Each of the conditions set forth in Section 10.1 hereof shall have been satisfied.

         10.3. CONDITIONS PRECEDENT TO ALL LOANS. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any Loan or otherwise extend any credit or other financial accommodations to or for the benefit of any Borrower, unless and until each of the following conditions has been and continues to be satisfied:

                  10.3.1. No Default. No Default or Event of Default shall exist at the time of, or shall result from, the funding of any such Loan or other extension.

                  10.3.2. Satisfaction of Conditions in Other Loan Documents. Each of the conditions precedent set forth in any other Loan Document shall have been and shall remain satisfied.

                  10.3.3. No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

                  10.3.4. No Material Adverse Effect. No event shall have occurred and no condition shall exist which has or may be reasonably likely to have a Material Adverse Effect.

         10.4. LIMITED WAIVER OF CONDITIONS PRECEDENT. If Lender shall make any Loans or otherwise extend any credit to Borrowers under this Agreement at a time when any of the foregoing conditions precedent are not satisfied (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to Lender), the funding of such Loans or the extension of such credit shall not operate as a waiver of the right of Lender to insist upon the satisfaction of all conditions precedent with respect to each subsequent Borrowing requested by Borrowers or a waiver of any Default or Event of Default as a consequence of the failure of any such conditions to be satisfied, unless Lender, in writing waives the satisfaction of any condition precedent in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such written waiver.

SECTION 11     EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         11.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events or conditions shall constitute an "Event of Default" (each of which Events of Default shall be deemed to exist and be continuing unless and until waived by Lender in writing):

                  11.1.1. Payment of Notes. Borrowers shall fail to pay any installment of principal, interest or premium, if any, owing on the Term Note or the Equipment Note on the due date of such installment

                  11.1.2. Payment of Other Obligations. Borrowers shall fail to pay on the due date thereof any of the Revolver Loans or any other Obligations that are not evidenced by the Term Notes or the Equipment Note (whether due at stated maturity, on demand, upon acceleration or otherwise).

                  11.1.3. Misrepresentations. Any representation, warranty or other statement made or furnished to Lender by or on behalf of any Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 8.2 hereof.

                  11.1.4. Breach of Specific Covenants. Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 6.2, 6.3, 7.1.1, 7.2, 9.1.1, 9.1.3, 9.2 or 9.3 hereof on the date that such Borrower is required to perform, keep or observe such covenant.

                  11.1.5. Breach of Other Covenants. Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section
11.1 hereof) and the breach of such other covenant is not cured to

Lender's satisfaction within 30 days after the sooner to occur of such Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of such Borrower; provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 30 day period, or which has been the subject of a prior failure within the preceding 180 days, or which is a willful and knowing breach by a Borrower.

                  11.1.6. Default Under Security Documents/Other Agreements/Acquisition Documents. Any event of default shall occur under, or any Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or any of the Other Agreements or any of the Acquisition Documents and such default shall continue beyond any applicable grace period.

                  11.1.7. Banc One Default. Any default or event of default shall occur under the Bank One Documents.

                  11.1.8. Other Defaults. There shall occur any default or event of default on the part of any Borrower under any agreement, document or instrument to which a Borrower is a party or by which a Borrower or any of its Property is bound, creating or relating to any Debt for Money Borrowed in an outstanding principal amount in excess of $100,000 (other than the Obligations) if (i) such Debt is Subordinated Debt or (ii) the payment or maturity of such Debt is accelerated in consequence of such event of default or demand for payment of such Debt is made.

                  11.1.9. Uninsured Losses. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

                  11.1.10. Solvency.  Any Borrower shall cease to be Solvent.

                  11.1.11. Insolvency Proceedings. Any Insolvency Proceeding shall be commenced by or against any Borrower (and, if against a Borrower, the continuation of such Insolvency Proceeding for more than 60 days), or any Borrower shall make an offer of settlement, extension or composition to its unsecured creditors generally.

                  11.1.12. Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Borrower, any Subsidiary of a Borrower or any Guarantor for a period which may be reasonably expected to have a Material Adverse Effect; or Borrower, any Subsidiary of a Borrower or any Guarantor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Borrower or such Guarantor which is necessary to the continued or lawful operation of its business; or any Borrower or any Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Borrower or any Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be materially impaired through condemnation.

                  11.1.13. Change of Ownership. APB shall cease to own and control, beneficially and of record all of the issued and outstanding capital stock of each of the other Borrowers.

                  11.1.14. ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Obligor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Obligor's complete or partial withdrawal from such Plan.

                  11.1.15. Challenge to Loan Documents. Any Borrower, or any Affiliate of any Borrower, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

                  11.1.16. Repudiation of or Default Under Guaranty Agreement. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, shall repudiate such Guarantor's liability thereunder, or shall be in default under the terms thereof, or shall fail to confirm in writing, promptly after receipt of Lender's written request therefor, such Guarantor's ongoing liability under the Guaranty Agreement in accordance with the terms thereof.

                  11.1.17. Criminal Forfeiture. Any Obligor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of any Obligor.

                  11.1.18. Judgments. One or more judgments or orders for the payment of money totaling an amount that exceeds the uncontested insurance available therefor by $100,000 or more shall be entered against any Borrower by any court and such judgment or order shall result in the creation of a Lien upon any asset of any Borrower that is not a Permitted Lien.

         11.2. ACCELERATION OF THE OBLIGATIONS. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement, upon or at any time after the occurrence of an Event of Default and for so long as such Event of Default shall exist, Lender may in its discretion declare the principal of and any accrued interest on the Loans and all other Obligations to be, whereupon the same shall become without further notice or demand (all of which further notice and demand Borrowers expressly waive), forthwith due and payable and Borrowers shall forthwith pay to Lender the entire principal of and accrued and unpaid interest on the Loans and other Obligations plus reasonable attorneys' fees and expenses if such principal and interest are collected by or through an attorney-at-law. Notwithstanding the foregoing, upon the occurrence of an Event of Default specified in Section 11.1.10 hereof all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender and this Agreement shall automatically terminate as if terminated by Lender pursuant to Section 5.2.1 and with the effect set forth in Section 5.2.4 hereof.

         11.3. OTHER REMEDIES. Upon and after the occurrence of an Event of Default, and for so long as such Event of Default shall exist, Lender shall have and may exercise from time to time the following rights and remedies:

                  11.3.1.  General Remedies.

                  All of the rights and remedies of a secured party under the UCC or under other Applicable Law, and all other legal and equitable rights to which Lender may be entitled under any of the Loan Documents, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

                           (i)      The right to collect all amounts at any time
payable to any Borrower from any Account Debtor or other Person at any time indebted to any Borrower.

                           (ii)     The right to take immediate possession of
the Collateral, and to (i) require Borrowers to assemble the Collateral, at Borrowers' expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of a Borrower, then such Borrower agrees not to charge Lender for storage thereof).

                           (iii)    The right to sell or otherwise dispose of
all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by Applicable Law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrowers agree that any requirement of notice to Borrowers or any other Obligor of any proposed public or private sale or other disposition of Collateral by Lender shall be deemed reasonable notice thereof if given at least 10 days prior thereto, and such sale may be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on any Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. If Lender shall dispose of any Inventory by foreclosure sale to any supplier having repurchase rights with respect thereto under any Distribution Agreement for an amount that is equal (or approximately equal) to the repurchase price set forth in such Distribution Agreement, then such foreclosure sale shall be deemed to be commercially reasonable as between Lender and all Obligors. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing 2 Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to interest accrued with respect to any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, each Borrower and each Guarantor shall remain jointly and severally liable to Lender therefor.

                           (iv)     The right to exercise all of Lender's rights
and remedies under the Mortgages with respect to any Real Estate.

                    11.3.2. Louisiana Remedies. Certain of the Collateral described in this Agreement is located in the State of Louisiana or may be subject to the laws of the State of Louisiana (provided, however, the parties by this Section in no way intend to derogate from the choice of law contained in Section 12.15 hereof). With respect to such Collateral, the following shall apply:

                           (i)      Each Borrower confesses judgment in favor
of Lender for the full amount of the Obligations. Each Borrower agrees that, during the existence of an Event of Default, Lender may, without making further demand and without further notice or putting in default (which are hereby expressly waived), cause the Collateral, or any portion of it, to be seized and sold with or without appraisal (at Lender's option) by executory process issued by any competent court or enforce this

Agreement in any other manner provided by law. Lender may exercise the rights and remedies set forth in this Section in addition to (and whether or not) it also exercises its rights under any other provision of this Agreement or any other agreements among Borrowers and Lender with respect to the Obligations. If any proceedings (by executory process or otherwise) are commenced, all declarations of fact made by authentic act by a person declaring that he or she has personal knowledge of the facts shall constitute authentic evidence of the facts for all purposes.

                           (ii) Each Borrower recognizes that Lender shall have
the right to cause the Collateral to be seized and sold by executory process without any prior court hearing at which any or all of the Borrowers could appear and make objection. Each Borrower specifically waives any right that it may have to a court hearing prior to the seizure and sale of the Collateral.

                           (iii)    Each Borrower expressly waives:  (a) the
benefit of appraisement, as provided in articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, and all other Applicable Laws conferring the same; (b) the demand and 3 days' delay provided by articles 2331, 2639, 2721 and 2722 of the Louisiana Code of Civil Procedure and all other Applicable Laws conferring the same; (c) the notice of seizure as provided in articles 2293 and 2721 of the Louisiana Code of Civil Procedure. Each Borrower expressly agrees to the immediate seizure of the Collateral in the event of suit to enforce this Agreement. Lender shall not be obligated to take advantage of the waiver of appraisal or any other waiver set forth herein but may at its option cause the Collateral to be appraised upon foreclosure in accordance with law and observe the statutory provisions referred to in this Section.

                           (iv)     Each Borrower and Lender designate Lender
or any agent or nominee of Lender as keeper of the Collateral and also authorize Lender to name another keeper of the Collateral or any portion thereof at the time of seizure in any action for the recognition or enforcement of this Agreement, but Lender shall not be required to seek the appointment of a keeper. This agreement is made pursuant to La. R.S. 9: Section 5136 et seq., the provisions of which shall govern the powers and duties of the keeper. The keeper shall be paid as compensation for its services an amount equal to $500 per day. All sums paid by Lender as keeper's fees and related costs and expenses, with interest thereon at the Default Rate, shall be Obligations secured by this Agreement.

                           (v)      If it becomes necessary for Lender to search
for all or any of the Collateral at the time of foreclosure, Lender may do so and Borrowers shall be jointly and severally obligated to Lender, ON DEMAND, for the reasonable expenses incurred by Lender in doing so with interest at the Default Rate, and this amount shall be obligations secured by this Agreement.

                           (vi)     Each Borrower waives in favor of Lender all
homestead exemptions and other exemptions from seizure to which it may be entitled.

                           (vii) The grant of authority contained in this
Section 11.3.2 is intended by each Borrower to be an irrevocable power of attorney, coupled with an interest, as permitted by Louisiana law, including, but not limited to, the provisions of La. R.S. 9:Section 5388.

Lender is hereby granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and each Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

         11.4. SETOFF. In addition to any Liens granted under any of the Loan Documents and any rights now or hereafter available under Applicable Law, Lender is hereby authorized by Borrowers at any time that an Event of Default exists, without notice to Borrowers or any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits, general or special (including Debt evidenced by certificates of deposit whether matured or unmatured (but not including trust accounts)) and any other Debt at any time held or owing by Lender or its Affiliates to or for the credit or the account of any Borrower against and on account of the Obligations of Borrowers arising under the Loan Documents to Lender, including all Loans and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) Lender shall have made any demand hereunder, (ii) Lender shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by this Agreement and even though such Obligations may be contingent or unmatured or (iii) the Collateral for the Obligations is adequate.

         11.5.    REMEDIES CUMULATIVE; NO WAIVER.

                  11.5.1. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Lender or contained in any other agreement between Lender and any or all Borrowers, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained.

                  11.5.2. The failure or delay of Lender to require strict performance by Borrowers of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrowers to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Event of Default by any Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrowers.

                  11.5.3. If Lender shall accept performance by a Borrower, in whole or in part, of any obligation that a Borrower is required by any of the Loan Documents to perform only when a Default or Event of Default exists, or if Lender shall exercise any right or remedy under any of the Loan Documents that may not be exercised other than when a Default or Event of Default exists, Lender's acceptance of such performance by a Borrower or Lender's exercise of any such right or remedy shall not operate to waive any such Event of Default or to preclude the exercise by Lender of any other right or remedy, unless otherwise expressly agreed in writing by Lender.

SECTION 12      MISCELLANEOUS

         12.1. POWER OF ATTORNEY. Each Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as such Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to such Borrower and in either such Borrower's or Lender's name, but at the cost and expense of Borrowers:

                  12.1.1. At such time or times as Lender or said agent, in its sole discretion, may determine, endorse such Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

                  12.1.2. At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine:
(i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign such Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to such Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use such Borrower's stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrowers' obligations under this Agreement.

         12.2. INDEMNITY. Each Borrower hereby agrees to indemnify and defend Lender and hold Lender harmless from and against any Claims against Lender as the result of any Borrower's failure to observe, perform or discharge any of such Borrower's duties hereunder. In addition, each Borrower shall indemnify and defend Lender against and save Lender harmless from all Claims of any Person arising out of, related to or with respect to, any of the transactions entered into pursuant to this Agreement or any of the other Loan Documents or Lender's Liens upon the Collateral. Without limiting the generality of the foregoing, this indemnity shall extend to any Claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of a Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of Lender, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Lender or any Obligor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal, state, foreign or local statute, rule or regulation, Borrowers will pay (or will promptly reimburse Lender for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold Lender harmless from and against all liability in connection therewith. Notwithstanding any contrary provision in this Agreement, the obligation of Borrowers under this Section 12.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

         12.3. MODIFICATION OF AGREEMENT; SALE OF INTEREST. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Lender. No Borrower may sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including such Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Each Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of the Obligations, this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignment. Each Borrower further agrees that Lender may disclose credit information regarding such Borrower and its Subsidiaries to any potential participant or assignee.

         12.4. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         12.5. SUCCESSORS AND ASSIGNS. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of each Borrower and Lender permitted under Section 12.3 hereof.

         12.6. CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         12.7. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         12.8. NOTICE. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or 3 Business Days after deposit in the U.S. mail, postage prepaid, or, in the case of facsimile transmission, when received at the office where the noticed party's telecopier is located, in each case, addressed as follows:

     If to Lender:                       Fleet Capital Corporation
                                         300 Galleria Parkway, N.W.
                                         Suite 800
                                         Atlanta, Georgia  30339
                                         Attention:  Loan Administration Manager
                                         Facsimile No.:  (770) 859-2483

     With a copy to:                     Parker, Hudson, Rainer & Dobbs
                                         1500 Marquis Two Tower
                                         285 Peachtree Center Avenue, N.E.
                                         Atlanta, Georgia  30303
                                         Attention:  C. Edward Dobbs, Esq.
                                         Facsimile No.: (404) 522-8409

     If to Borrowers:                    Atlantic Premium Brands, Ltd.
                                         650 Dundee Road, Suite 370
                                         Northbrook, Illinois  60062
                                         Attention:  President
                                         Facsimile No.: (847) 480-0199

     With a copy to:                     Tom D. Wippman, P.C.
                                         650 Dundee Road, Suite 370
                                         Northbrook, Illinois  60062
                                         Facsimile No.:  (847) 480-0199

or to such other address as each party may designate for itself by notice given in accordance with this Section 12.8; provided, however, that any notice, request or demand to or upon Lender pursuant to Section 3.1.1 or 5.2.2 hereof shall not be effective until received by Lender. Any notice to APB shall be deemed to constitute notice to all Borrowers and any notice (including a Notice of Borrowing) from APB shall be deemed to constitute a notice from all Borrowers. Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

         12.9. LENDER'S CONSENT. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

         12.10. CREDIT INQUIRIES. Each Borrower hereby authorizes and permits Lender (but Lender shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning such Borrower or any of its Subsidiaries.

         12.11. TIME OF ESSENCE. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

         12.12. ENTIRE AGREEMENT; APPENDIX A AND EXHIBITS. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Appendix A and each of the Exhibits attached hereto are incorporated into this Agreement and by this reference made a part hereof.

         12.13. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

         12.14. GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN ATLANTA, GEORGIA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA: PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN GEORGIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF GEORGIA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF A BORROWER OR LENDER, EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, ATLANTA DIVISION, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWERS AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWERS AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF APB'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

         12.15. WAIVERS BY BORROWER. EACH BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH SUCH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWERS. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         12.16. WAIVER OF DTPA. EACH BORROWER WAIVES ALL PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, TEXAS BUSINESS AND COMMERCE CODE SECTIONS 17.41, ET SEQ. ("DTPA") OTHER THAN SECTION 17.555 (PERTAINING TO CONTRIBUTION AND INDEMNITY) OF THE DPTA, AND WARRANTS AND

REPRESENTS THAT IT (i) HAS ASSETS HAVING A VALUE OF $5,000,000 OR MORE, (ii) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (iii) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LENDER AND (iv) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         12.17. CONFIDENTIALITY. Lender agrees to exercise reasonable efforts (and, in any event, with at least the same degree of care as it ordinarily exercises with respect to confidential information of its other customers) to keep confidential any information delivered or made available by Borrower to it, including confidential information obtained by Lender by reason of a visit or investigation by any Person contemplated in Section 9.1.1 hereof or confidential information from any Person other than individuals employed or retained by Lender who are or are expected to become engaged in evaluating, approving, structuring, administering or otherwise giving professional advice with respect to any of the Loans or Collateral; provided, however, that nothing herein shall prevent Lender from disclosing such confidential information (i) to any party to this Agreement from time to time, (ii) pursuant to an order of any court or administrative agency (subject to Borrower's right to seek a protected order to bar any disclosure of such information), (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over Lender (subject to Borrower's right to seek a protected order to bar any disclosure of such information), (iv) which has been publicly disclosed other than by an act or omission of Lender except as permitted herein, (v) to the extent reasonably required in connection with any litigation with respect to any of the Loan Documents or any of the transactions contemplated thereby to which Lender or its respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedies hereunder, (vii) to Lender's legal counsel and independent auditors, and (viii) to any actual or proposed Participant, assignee or other transferee of all or part of a Lender's rights hereunder so long as such transferee has agreed in writing to be bound by the provisions of this Section 12.17.

         IN WITNESS WHEREOF, this Agreement has been duly executed in Atlanta, Georgia, on the day and year specified at the beginning of this Agreement.

                                              ATLANTIC PREMIUM BRANDS, LTD.
ATTEST:                                       ("Borrower")


/s/ TOM D. WIPPMAN                            By:  /s/ MERRICK M. ELFMAN
-------------------------                          ------------------------
Secretary                                          Title: Chairman
[CORPORATE SEAL]

                                              CARLTON FOODS CORP.
ATTEST:                                            ("Borrower")


/s/ TOM D. WIPPMAN                            By:  /s/ MERRICK M. ELFMAN
-------------------------                          ------------------------
Secretary                                          Title: Chairman
[CORPORATE SEAL]

                                              PREFCO CORP.
ATTEST:                                       ("Borrower")


/s/ TOM D. WIPPMAN                            By:  /s/ MERRICK M. ELFMAN
-------------------------                          ------------------------
Secretary                                          Title: Chairman
[CORPORATE SEAL]



                   [Signatures continued on following page]

                                              GROGAN'S FARM, INC.
ATTEST:                                       ("Borrower")


/s/ TOM D. WIPPMAN                            By:  /s/ MERRICK M. ELFMAN
-------------------------                          ------------------------
Secretary                                          Title: Chairman
[CORPORATE SEAL]



                                              RICHARDS CAJUN FOODS CORP.
ATTEST:                                       ("Borrower")


/s/ TOM D. WIPPMAN                            By:   /s/ MERRICK M. ELFMAN
-------------------------                          ------------------------
Secretary                                           Title: Chairman
[CORPORATE SEAL]

                                              POTTER'S ACQUISITION CORP.
ATTEST:                                       ("Borrower")


/s/ TOM D. WIPPMAN                             By:  /s/ MERRICK M. ELFMAN
-------------------------                          ------------------------
Secretary                                          Title: Chairman
[CORPORATE SEAL]


                                               ACCEPTED IN ATLANTA, GEORGIA:

                                               FLEET CAPITAL CORPORATION
                                               ("Lender")

                                               By:
                                                   ----------------------------
                                                   Title:
                                                         ----------------------

                                   APPENDIX A

                               GENERAL DEFINITIONS

         When used in the Loan and Security Agreement dated March 20, 1998, by and among FLEET CAPITAL CORPORATION, ATLANTIC PREMIUM BRANDS, LTD., CARLTON FOODS CORP., PREFCO CORP., GROGAN'S FARM, INC., RICHARDS CAJUN FOODS CORP. AND POTTER'S ACQUISITION CORP., the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                  Account - shall have the meaning given to "account" in the UCC.

                  Account Debtor - any Person who is or may become obligated under or on account of an Account.

                  Accounts Formula Amount - on any date of determination thereof, an amount equal to 85% of the net amount of Eligible Accounts on such date. As used herein, the phrase "net amount of Eligible Accounts" shall mean the face amount of such Accounts on any date less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date.

                  Acquisition - the purchase by Potter's of substantially all of the assets of Sellers, pursuant to the Acquisition Documents.

                  Acquisition Agreement - the Asset Purchase Agreement dated March 6, 1998, among Potter's and Seller.

                  Acquisition Documents - the Acquisition Agreement and any and all other documents, agreements or instruments executed by in connection with the Acquisition.

                  Adjusted LIBOR Rate - with respect to each Interest Period for a LIBOR Loan, an interest rate per annum (rounded upwards, to the next 1/16th of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

                  Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person; (ii) which beneficially owns or holds 10% or more of any class of the Equity Interest of a Person; or (iii) 10% or more of the Equity Interests with power to vote of which is beneficially owned or held by another Person or a Subsidiary of another Person.

                  Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A.

                  Applicable Law - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including all applicable common law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

                  Applicable Margin - a percentage equal to 2.5% with respect to LIBOR Loans and 1% with respect to Base Rate Loans; provided that, commencing December 31, 1998, if there exists no Default or Event of Default, then the Applicable Margin shall be increased or decreased, based upon the Leverage Ratio, as follows:

                                                      Applicable Margin                 Applicable Margin
                  Leverage Ratio                     for Base Rate Loans                for LIBOR Loans
                  --------------                     -------------------                -----------------
         (i)       If the Leverage Ratio
                   is equal to or greater
                   than 5 to 1                                1.25%                              2.75%

         (ii)      If the Leverage Ratio
                   is less than 5 to 1
                   but is equal to or greater
                   than 4 to 1                                1.00%                              2.50%

         (iii)     If the Leverage Ratio
                   is less than 4 to 1
                   but is equal to or greater
                   than 3.5 to 1                              1.00%                              2.375%

         (iv)      If the Leverage Ratio
                   is less than 3.5 to 1
                   but is equal to or greater
                   than 3 to 1                                1.00%                              2.25%

         (v)       If the Leverage Ratio
                   is less than 3 to 1
                   but is equal to or greater
                   than 2.5 to 1                               .75%                              2.125%

         (vi)      If the Leverage Ratio
                   is less than 2.5 to 1
                   but is equal to or greater
                   than 2 to 1                                 .75%                              2.0%

         (vii)     If the Leverage Ratio
                   is less than 2 to 1                         .50%                             1.75%

         The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of Borrowers as measured by the Leverage Ratio for the immediately preceding 4 Fiscal Quarters of Borrowers. Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin provided for herein shall be effective 3 Business Days after receipt by Lender of the applicable financial statements and corresponding Compliance Certificate, beginning with the final quarter of 1998; provided, however, that any reduction in the Applicable Margin shall not apply to any LIBOR Loans outstanding on the effective date of such reduction that have an Interest Period commencing prior to the effective date of such reduction. If the financial statements and the Compliance Certificate of Borrowers setting forth the Leverage Ratio are not received by Lender by the date required pursuant to Section 9.1.3 of the Agreement, the Applicable Margin shall be determined as if the Leverage Ratio exceeds 5 to 1 until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure timely to deliver such financial statements or Compliance Certificate is waived in writing by Lender; provided, however, that nothing herein shall be deemed to prohibit Lender from changing interest at the Default Rate for so long as any Event of Default exists. For the final quarter of any fiscal year of Borrowers, Borrowers may provide the unaudited financial statements of Borrowers, subject only to year-end adjustments, for the purpose of determining the Applicable Margin; provided, however, that if, upon delivery of the annual audited financial statements required to be submitted by Borrowers to Lender pursuant to Section 9.1.3(i) of the Agreement, Borrowers have not met the criteria for reduction of the Applicable Margin pursuant to the terms hereinabove for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended, then (a) such Applicable Margin reduction shall be terminated and, effective on the first day of the month following receipt by Lender of such audited financial statements, the Applicable Margin shall be the Applicable Margin that would have been in effect if such reduction had not been implemented based upon the unaudited financial statements of Borrowers for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended, and (b) Borrower shall pay to Lender, on the first day of the month following receipt by Lender of such audited financial statements, an amount equal to the difference between the amount of interest that would have been paid on the principal amount of the Obligations using the Applicable Margin determined based upon such audited financial statements and the amount of interest actually paid during the period in which the reduction of the Applicable Margin was in effect based upon the unaudited financial statements for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended.

                  Availability - the amount that Borrowers are entitled to borrow from time to time as Revolver Loans, such amount being the difference derived when the sum of the principal amount of Revolver Loans then outstanding (including any amounts which Lender may have paid for the account of Borrowers pursuant to any of the Loan Documents and which have not been reimbursed by Borrowers) is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

                  Availability Reserve - on any date of determination thereof, an amount equal to the sum of the following on such date: (i) a reserve for general inventory shrinkage, whether as a result of theft or otherwise, that is determined by Lender from time to time in its reasonable credit judgment based upon Borrowers' historical losses due to such shrinkage; (ii) all amounts of past due rent or other charges owing by Borrowers to any landlord of any premises where any of the Collateral is located; (iii) any amounts which any Borrower is obligated to pay pursuant to the provisions of the Loan Documents but does not pay when due and which Lender elects to pay pursuant to any of the Loan Documents for the account of Borrowers; (iv) $140,000, for advertising rebates granted to Account Debtors; (v) $500,000, until such time as Borrowers deliver to Lender a satisfactory real estate survey that satisfies the requirements set forth in Section 10.1.7 of the Agreement and which indicates no items which could reasonably be expected to have a Material Adverse Effect; (vi) the LC Reserve; (vii) any amounts received by Lender from the Business Interruption Insurance Assignment; and (viii) such additional reserves as Lender in its sole and absolute discretion may elect to impose from time to time.

                  Average Monthly Loan Balance - for any period, the amount obtained by adding the unpaid balance of Loans outstanding at the end of each day for the period in question and by dividing such sum by the number of days in such period.

                  Average Revolver Loan Balance - for any period, the amount obtained by adding the aggregate of the unpaid balance of Revolver Loans outstanding, at the end of each day during the period in question and by dividing such sum by the number of days in such period that the Agreement is in effect.

                  Average LC Obligations - for any period, the amount obtained by adding the LC Obligations outstanding at the end of each day during the period in question and by dividing such sum by the number of days in such period that the Agreement is in effect.

                  Banc One - Banc One Partners II, LLC, a Delaware limited liability company..

                  Banc One Documents - that certain Senior Subordinated Note and Warrant Purchase Agreement to be executed on or about the Closing Date between Banc One and Borrowers, that certain Senior Subordinated Note due March 31, 2005, payable to Banc One in the original principal amount of $6,500,000, and any and all other documents, agreements and instruments executed in connection with or related thereto.

                  Banc One Debt Subordination - the Debt Subordination Agreement dated on or about the date hereof between Banc One and Lender

                  Banc One Lien Subordination - the Lien Subordination Agreement to be executed on or about the Closing Date by Banc One and Lender.

                  Banc One Subordinated Debt - the Debt of Borrowers to Banc One under and pursuant to the Banc One Documents.

                  Bank - Fleet National Bank and its successors.

                  Bankruptcy Code - title 11 of the United States Code.

                  Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate, which rate might not be the lowest rate charged by Bank; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

                  Base Rate Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Base Rate.

                  Board of Governors - the Board of Governors of the Federal Reserve Board.

                  Borrowing - a borrowing consisting of Loans of one Type made on the same day by Lender or a conversion of a Loan or Loans of one Type from Lender on the same day.

                  Borrowing Base - on any date of determination thereof, an amount equal to the lesser of: (a) $15,000,000 minus the sum of (i) all LC Obligations outstanding on such date and (ii) the amount by which the aggregate unpaid principal balance of the Term Loan and all Equipment Loans outstanding on such date exceed $11,000,000, or (b) an amount equal to (i) the sum of the Accounts Formula Amount plus the Inventory Formula Amount on such date minus (ii) the Availability Reserve on such date.

                  Borrowing Base Certificate - with respect to any date, a certificate of Borrowers in form and substance satisfactory to Lender setting forth (i) a schedule of the net amount of Eligible Accounts of Borrowers, (ii) a schedule of all Eligible Inventory of Borrowers and
         (iii)
         calculations of the Borrowing Base, all as of the close of business on the preceding Business Day and in such detail as shall be reasonably satisfactory to Lender.

                  Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Georgia or is a day on which banking institutions located in such state are closed; provided, however, that when used with reference to a LIBOR Loan (including the making, continuing, prepaying or repaying of any LIBOR
         Loan), the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.

                  Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

                  Capitalized Lease Obligation - any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  Cash Collateral - cash or Cash Equivalents, and any interest earned thereon, that is deposited with Lender in accordance with the Agreement as security for any of the Obligations to the extent provided in the Agreement.

                  Cash Collateral Account - a demand deposit, money market or other account established by Lender at such financial institution as Lender may select in its discretion, which account shall be in Lender's name and subject to Lender's Lien.

                  Cash Equivalents - (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition;
         (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, bankers' acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Services, Inc., and (unless issued by a Lender) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above; and (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Services, Inc., and having a maturity within 9 months after the date of acquisition thereof.

                  Cash Interest Expense - with respect to any Person, for any period, total interest expense, whether paid or accrued (including the interest component of Capital Leases), of such Person, including all commissions, discounts and other fees and charges owed with respect to letters of credit, but excluding, however, interest expense not payable in cash (including amortization of discount), all as determined in accordance with GAAP.

                  Chattel Paper - shall have the meaning ascribed to the term "chattel paper" in the UCC.

                  Claims - any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, remedial response, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys', accountants' or consultants' fees and expenses), whether arising under or in connection with the Loan Documents, under any Applicable Law (including any Environmental Law) or otherwise, that may now or hereafter be suffered or incurred by a Person.

                  Closing Date - the date on which all of the conditions precedent in Section 10 of the Agreement are satisfied and the initial Loan is made under the Agreement.

                  Collateral - all of the Property and interests in Property described in Section 6 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

                  Compliance Certificate - a Compliance Certificate to be provided by Borrower to Lender in accordance with, and in the form annexed as EXHIBIT E to, the Agreement.

                  Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

                  Consulting Agreement - the Consulting Agreement dated March 15, 1996, among Borrowers, Sterling Advisors and Elfman, as amended.

                  Current Assets - at any date, the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

                  Debt - as applied to a Person means, without duplication: (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Debt is to be determined, including Capitalized Lease Obligations; (ii) all obligations of other Persons which such Person has guaranteed; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; and
         (iv) in the case of Borrowers (without duplication), the Obligations.

                  Debt Subordinations - collectively, the Banc One Debt Subordination, the Seller Debt Subordinations and any other Debt Subordination Agreement executed in favor of Lender by the holder of Subordinated Debt.

                  Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

                  Default Rate - a fluctuating rate per annum which, on any date, is equal to 2% plus the otherwise applicable interest rate.

                  Deposit Accounts - all of a Person's demand, time, savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by such Person with any bank, savings and loan association, credit union or other depository institution.

                  Deposit Account Assignment - the Collateral Assignments of Deposit Accounts to be executed by Borrowers on the Closing Date in favor of Lender as security for the Obligations.

                  Distribution - in respect of any entity, (i) any payment of any dividends or other distributions on Equity Interests of the entity (except distributions in such Equity Interests) and (ii) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of the entity or any Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests.

                  Distribution Agreements - all distribution agreements between APB and any other Person, pursuant to which APB is granted distribution rights with respect to goods subject to, and licenses for the use of, trademarks (or other Intellectual Property) of such Person.

                  Document - shall have the meaning ascribed to the term "document" in the UCC.

                  Dollars and the sign "$" - lawful money of the United States of America.

                  Dominion Account - a special account of Lender that may be established by a Borrower pursuant to the Agreement at a bank selected by a Borrower, but acceptable to Lender, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

                  DTPA - as defined in Section 12.17 of the Agreement.

                  EBITDA - with respect to any Person, for any period, the sum of the amounts for such period, of (i) Net Income, plus (ii) depreciation and amortization expense, plus (iii) Cash Interest Expense, plus (iv) federal and state income taxes actually payable, plus (v) extraordinary losses (determined in accordance with GAAP which have been included in the determination of Net Income), plus (vi) without duplication, interior expense deducted in determining Net Income in respect of the "Warrants" and the "Put Option" (as such terms are defined in the Bank One Documents), minus (vii) extraordinary gains (determined in accordance with GAAP which have been included in the determination of Net Income).

                  Effective Net Worth - on any date, the sum of the stockholders' equity plus Subordinated Debt of Borrowers and their Subsidiaries on such date, on a combined and Consolidated basis.

                  Elfman - Elfman Venture Partners, Inc., an Illinois corporation.

                  Eligible Account - an Account arising in the ordinary course of a Borrower's business from the sale of goods which is payable in Dollars and which Lender, in its reasonable and customary credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made by a Borrower to a Subsidiary or an Affiliate of such Borrower or to a Person controlled by an Affiliate of such Borrower; (ii) in the case of APB, it is unpaid for more than 60 days after the original due date shown on the invoice, or it is due or unpaid more than 90 days after the original invoice date; (iii) in the case of all Borrowers other than APB, it is unpaid for more than 14 days after the original due date shown on the invoice, or it is due and unpaid more than 28 days after the original invoice date; (iv) 25% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (v) the total unpaid Accounts of the Account Debtor exceed 20% of the net amount of all Eligible Accounts or exceeds a credit limit established by Lender for such Account Debtor, in each case, to the extent of such excess; (vi) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; (vii) the Account Debtor is also a Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to a Borrower, or the Account otherwise is or may become subject to any right of setoff, counterclaim, reserve or chargeback, provided that, the Accounts of such Account Debtor shall be ineligible only to the extent of such offset, counterclaim, disputed amount, reserve or chargeback; (viii) an Insolvency
         Proceeding has been commenced by or against the Account Debtor or the Account Debtor has failed, suspended business or ceased to be Solvent;
         (ix) it arises from a sale to an Account Debtor with its principal office, assets or place of business outside the United States, unless the sale is backed by an irrevocable letter of credit that is issued or confirmed by a bank acceptable to Lender and that is in form and substance acceptable to Lender and payable in the full amount of the Account in freely convertible Dollars at a place of payment within the United States; (x) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; (xi) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless such Borrower assigns its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C.
         Section 3727 and 41 U.S.C. Section 15), or is a state, county or municipality, or a political subdivision or agency thereof and Applicable Law disallows or restricts an assignment of Accounts on which it is the Account Debtor; (xii) the Account Debtor is located in New Jersey, Minnesota or any other state imposing similar conditions on the right of a creditor to collect accounts receivable unless such Borrower has either qualified to transact business in such state as a foreign entity or filed a Notice of Business Activities Report or other required report with the appropriate officials in those states for the then current year; (xiii) the Account Debtor is located in a state in which such Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless such Borrower has qualified as a foreign entity authorized to transact business in such state or has filed all required reports; (xiv) the Account is subject to a Lien other than a Permitted Lien; (xv) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; (xvi) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (xvii) such Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; (xviii) the Account arises out of a contract or order which, by its terms, purports to forbid, restrict or make void or unenforceable the assignment by such Borrower to Lender of such Account; or (xix) such Borrower has made an agreement with the Account Debtor to extend the time of payment thereof.

                  Eligible Equipment - new manufacturing equipment which has been purchased by a Borrower from the manufacturer or a representative or distributor thereof; has been delivered to and accepted by a Borrower and installed at premises owned or leased by such Borrower, is subject to Lender's duly perfected Lien and no other Lien that is not a Permitted Lien; does not and will not, after delivery to and installation at a Borrower's premises, constitute a fixture under applicable law unless each landlord and mortgagee in respect of such premises has executed in favor or Lender a landlord or mortgagee waiver in form and content satisfactory to Lender; and does not and will not, after delivery to and installation at a Borrower's premises, constitute an accession to other equipment that is subject to any Lien (whether or not a Permitted Lien) in favor of any Person other than Lender unless the holder of any such Lien agrees in writing to disclaim any interest in the Eligible Equipment.

                  Eligible Inventory - such Inventory of a Borrower (other than packaging materials, labels and supplies) which Lender, in its credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless: (i) it is raw materials or finished goods; (ii) it is in good, new and saleable condition; (iii) it is not slow-moving, obsolete or unmerchantable;
         (iv) it meets all standards imposed by any governmental agency or authority; (v) it conforms in all respects to the warranties and representations set forth in the Agreement; (vi) it is at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien; (vii) it is in Borrower's possession and control, situated at a location in compliance with the Agreement and is not in transit or outside the continental United States; and (viii) it is not subject to any license or other agreement (including a Distribution Agreement) that limits, conditions or restricts such Borrower's or Lender's right to sell or otherwise dispose of such Inventory; and (ix) it is not the subject of an Intellectual Property Claim.

                  Eligible Licensed Inventory - Inventory which, except for the fact that it is sold under and subject to the terms of a Distribution Agreement, would constitute Eligible Inventory, but such Inventory shall cease to be Eligible Licensed Inventory during any period that a Borrower is in default in the performance of its obligations under such Distribution Agreement or any other party thereto has sent to such Borrower notice of claimed default thereunder or notice of cancellation or termination thereof.

                  Environmental Laws - all federal, state and local laws, rules, regulations, codes, ordinances, programs, permits, guidances, orders and consent decrees, now or hereafter in effect and relating to health, safety or environmental matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA").

                  Environmental Certificate - the Certificate Regarding Environmental Matters to be executed by Borrowers in favor of Lender on or about the Closing Date.

                  Environmental Release - a release as defined in CERCLA or under any applicable Environmental Laws.

                  Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in a Borrower's operations or owned by a Borrower or in which a Borrower has an interest, whether now owned or hereafter acquired by a Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

                  Equipment Loan - the Loans to be made by Lender to Borrowers pursuant to Section 1.3 of the Agreement.

                  Equipment Loan Conditions - with respect to each Equipment Loan requested by Borrowers pursuant to Section 1.3 hereof, the following conditions: (i) Borrowers have given to Lender written notice of a request for such Equipment Loan at least 5 days prior to the date on which such Borrowers desire for such Equipment Loan to be funded, in which notice such Borrowers have described in detail the Eligible Equipment, the amount of the purchase price, the identity, address and phone number of the seller, and the expected delivery date;(ii) the amount of the Equipment Loan that is requested, together with all other Equipment Loans previously made to Borrowers by Lender during such Fiscal Year, shall not exceed the limitation on Capital Expenditures for such Fiscal Year as set forth in Section 9.2.8 of the Agreement; and (iii) no Out-of-Formula Condition exists at the time of the funding of such Equipment Loan nor after giving effect thereto.

                  Equipment Note - the Master Equipment Note to be executed by Borrowers in favor of Lender on or about the Closing Date as provided in Section 1.3 of the Agreement, which shall be in the form of EXHIBIT A-2 to the Agreement.

                  Equipment Purchase Price - the invoice price, exclusive of any applicable sales tax, inspection, installation, transportation or freight costs, of Eligible Equipment purchased by a Borrower after the Closing Date and separate from the Acquisition.

                  Equity Interest - the interest of a (i) shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security.

                  ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

                  Eurocurrency Liabilities - as defined in Regulation D.

                  Event of Default - as defined in Section 11.1 of the Agreement.

                  Fiscal Quarter - each quarter of a Fiscal Year, ending March 31, June 30, September 30 and December 31 of each year.

                  Fiscal Year - the fiscal year of Borrowers and their Subsidiaries for accounting and tax purposes, which ends on December 31 of each year.

                  Fixed Charge Coverage Ratio - for any period, the ratio of (i) EBITDA minus federal and state income taxes actually payable during such period, minus Capital Expenditures of Borrowers on a combined and consolidated basis net of Purchase Money Debt and Capitalized Lease Obligations with respect thereto, to the extent permitted hereunder and made during the period for which the Fixed Charge Coverage Ratio is to be calculated, to (ii) Fixed Charges during the period for which the Fixed Charge Coverage Ratio is to be calculated.

                  Fixed Charges - with respect to any Person, for any period, the amount for such period of (i) Cash Interest Expense, plus (ii) payments of principal due on the Term Loan and any Equipment Loan and other Debt (including the principal component of Capitalized Lease Obligations).

                  Funded Debt - all Debt which would, in accordance with GAAP, constitute long term Debt, including (i) any Debt with a maturity more than 1 year after the creation thereof and (ii) any Debt that is renewable or extendable at the option of a Borrower for a period of more than 1 year from the date of creation of such Debt.

                  Funding Account - a bank account established by APB at a bank acceptable to Lender to which Lender shall remit the proceeds of all Loans, unless otherwise instructed by APB.

                  GAAP - generally accepted account principles in the United States of America in effect from time to time.

                  General Intangibles - all general intangibles of a Borrower, whether now owned or hereafter created or acquired by a Borrower, including all choses in action, causes of action, company or other business records, deposit accounts, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, operational manuals, all claims under guaranties, security interests or other security held by or granted to a Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

                  Governmental Approvals - means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all national state or local government (whether domestic or foreign) and any political subdivisions thereof in any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau or entity.

                  Guarantors - each Borrower and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

                  Guaranty Agreement - a guaranty that is at any time executed by a Guarantor in favor of Lender.

                  Insolvency Proceeding - any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for
         (a) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (b) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property, (c) an assignment or trust mortgage for the benefit of creditors of such Person, or (d) the liquidation, dissolution or winding up of the affairs of such Person.

                  Instrument - shall have the meaning ascribed to the term "instrument" in the UCC.

                  Intellectual Property - Property constituting under any Applicable Law a patent, patent application, copyright, trademark, service mark, tradename or mask work, or license or other right to use any of the foregoing.

                  Intellectual Property Claim - the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or by other means) that a Borrower's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property is violative of any ownership, patent, copyright, trademark or other rights of such Person.

                  Intercreditor Agreements - collectively, the Banc One Debt Subordination and Banc One Lien Subordination.

                  Interest Coverage Ratio - for any period, the ratio of (i) EBITDA for such period to (ii) Cash Interest Expense for such period.

                  Interest Period - shall have the meaning ascribed to it in
         Section 2.1.3 of the Agreement.

                  Inventory - all of a Borrower's inventory, whether now owned or hereafter acquired, including all goods intended for sale or lease by a Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by a Borrower.

                  Inventory Formula Amount - on any date of determination thereof, an amount equal to the lesser of (i) $6,000,000 or (ii) the sum of (a) 65% of the Value of Eligible Inventory on such date, plus
         (b) the Licensed Inventory Formula Amount.

                  Investment Property - all Securities (whether certificated or uncertificated), security entitlements, securities, accounts, commodity contracts and commodity accounts.

                  LC Application - an application to Bank, in the form approved by Bank and duly executed by a Borrower and Lender as co-applicants, for the issuance of a Letter of Credit.

                  LC Conditions - the following conditions, the satisfaction of each of which is required before Lender shall be obligated to execute any LC Application in connection with a request to Bank for the issuance of a Letter of Credit: (i) no Default or Event of Default exists; (ii) after giving effect to the issuance of the requested Letter of Credit and each Letter of Credit to be issued and for which an LC Application has been signed by Lender, the LC Obligations would not exceed $2,000,000, no Out-of-Formula Condition would exist, and, if no Revolver Loans are outstanding, the LC Obligations do not exceed the Borrowing Base; (iii) the expiry date of the Letter of Credit does not extend beyond the earlier to occur of 365 days from the date of issuance or 10 days prior to the last day of the Original Term or of any effective Renewal Term; and (iv) the currency in which payment is to be made under the Letter of Credit is Dollars.

                  LC Documents - any and all agreements, instruments and documents (other than an LC Application or an LC Guaranty) required by Bank to be executed by a Borrower or any other Person and delivered to Bank for the issuance of a Letter of Credit.

                  LC Guaranty - a guaranty executed by Lender in favor of Bank pursuant to which Lender shall guarantee the payment or performance by Borrowers of Borrowers' reimbursement obligation under each Letter of Credit in respect of which Lender has joined with one or more of the Borrowers in executing an LC Application.

                  LC Obligations - on any date of determination thereof, an amount (in Dollars) equal to the sum of (i) all amounts then due and payable by any Obligor on such date by reason of any payment made on or before such date by Lender under any LC Guaranty, plus (ii) the aggregate undrawn amount of all Letters of Credit then outstanding or to be issued by Bank under an LC Application theretofore submitted to Bank.

                  LC Request - a written request from Borrower to Lender for Lender to join with one or more of the Borrowers in the execution of an LC Application for the issuance of a Letter of Credit, which shall be in the form of EXHIBIT G to the Agreement.

                  LC Reserve - on any date of determination thereof, an amount equal to the aggregate LC Obligations at such time with respect to Letters of Credit, exclusive of any LC Obligations that are fully secured by Cash Collateral.

                  Letter of Credit - a standby letter of credit issued by Bank for the account of a Borrower.

                  Leverage Ratio - with respect to any fiscal period of Borrowers, the ratio of Borrowers' total Funded Debt as of the last day of such period to EBITDA for such period.

                  LIBOR Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable Adjusted LIBOR Rate.

                  LIBOR Rate - with respect to an Interest Period, the rate per annum determined by Lender at which deposits of Dollars approximately equal in principal amount to or comparable to the amount of the LIBOR Loan to which such Interest Period relates and for a term comparable to such Interest Period are offered to Bank by prime banks in the London interbank foreign currency deposits market at approximately 11:00 a.m., London time, 2 Business Days prior to the commencement of such Interest Period. Each determination by Lender of any LIBOR Rate, in the absence of any manifest error, shall be conclusive.

                  Licensed Inventory Formula Amount - on any date of determination thereof, an amount equal to the lesser of (i) $1,000,000 or (ii) 65% of the Value of Eligible Licensed Inventory on such date.

                  Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, a Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  Loan Account - the loan account established on the books of Lender pursuant to Section 4.7 of the Agreement.

                  Loan Documents - the Agreement, the Other Agreements and the Security Documents.

                  Loans - all loans and advances of any kind made by Lender pursuant to the Agreement, including all Revolver Loans, the Term Loan and the Equipment Loans.

                  Loan Year - a period commencing each calendar year on the same month and day as the date of the Agreement and ending on the same month and day in the immediately succeeding calendar year, with the first such period (i.e., the first Loan Year) to commence on the date of this Agreement.

                  Margin Stock - as such term is defined in Regulation U and Regulation G of the Board of Governors.

                  Material Adverse Effect - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (a) has a material adverse effect upon the business, operations, Properties, condition (financial or otherwise) or business prospects of any Borrower, any Guarantor or any Subsidiary; (b) has any material adverse effect whatsoever upon the validity or enforceability of the Agreement or any of the other Loan Documents; (c) has or may be reasonably expected to have any material adverse effect upon the value of the whole or any part of the Collateral, the Liens of Lender with respect to the Collateral or any part thereof or the priority of such Liens; (d) materially impairs the ability of any Borrower or other Obligor to perform its obligations under this Agreement, any Guaranty Agreement or any of the other Loan Documents, including repayment of the Obligations when due; or (e) materially impairs the ability of Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

                  Material Contract - an agreement to which an Obligor is a party (other than the Loan Documents) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

                  Maximum Rate - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Debt in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

                  Minimum Loan Amount - as defined in Section 2.2.3 of the Agreement.

                  Money Borrowed - means (i) Debt arising from the lending of money by any Person to a Borrower; (ii) Debt, whether or not in any such case arising from the lending by any Person of money to a Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Debt that constitutes a Capitalized Lease Obligation;
         (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit, and (v) Debt of a Borrower under any guaranty of obligations that would constitute Debt for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by a Borrower.

                  Mortgages - collectively, the (i) mortgage to be executed by Richards on or about the Closing Date in favor of Lender and by which Richards shall grant and convey to Lender, as security for the Obligations, a Lien upon the real Property of Richards located in Acadia Parish, Louisiana, (ii) the mortgage to be executed by Grogan's on or about the Closing Date in favor of Lender and by which Grogan's shall grant and convey to Lender, as security for the Obligations, a Lien upon the real Property of Grogan's located in Carlisle County, Kentucky, and (iii) the mortgages to be executed by Potter's on or about the Closing Date in favor of Lender and by which Potter's shall grant and convey to Lender, as security for the Obligations, a lien upon the real Property of Potter's located in each of Bryan County, Oklahoma and Hot Spring County, Arkansas.

                  Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

                  Net Income - with respect to any Person, for any period, the net earnings (or loss) after taxes of such Person for such period taken as a single accounting period determined in accordance with GAAP.

                  Net Proceeds - proceeds (including cash receivable (when received) by way of deferred payment) received by a Borrower from the sale, lease, transfer or other disposition of any Property, including insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all or part of such Property, net of: (i) the reasonable and customary costs of such sale, lease, transfer or other disposition; and (ii) amounts applied to repayment of Debt (other than the Obligations) secured by a Permitted Lien on the Property disposed of that is senior in priority to Lender's Liens.

                  Notes - collectively, the Term Note, the Equipment Note and any other promissory note executed by a Borrower at Lender's request to evidence any of the Obligations.

                  Notice of Borrowing - as defined in Section 3.1.1(i) of the Agreement.

                  Notice of Conversion/Continuation - as defined in Section 2.1.2(ii) of the Agreement.

                  Obligations - all debts, liabilities, obligations, covenants and duties now or at any time or times hereafter owing by any or all of the Borrowers to Lender, howsoever evidenced or arising, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all of the Loans, and all interest payable in connection therewith and all other sums chargeable to or payable by any Borrower under the Loan Documents, any other agreement heretofore or hereafter entered into by any Borrower with or executed by any Borrower in favor of Lender, or Applicable Law.

                  Obligor - each Borrower, each Guarantor and each other Person who is at any time liable for the payment of the whole or any part of the Obligations.

                  Original Term - as defined in Section 5.1 of the Agreement.

                  Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower, any Subsidiary of a Borrower or any other Person and delivered to Lender in respect of the transactions contemplated by the Agreement, including the Debt Subordinations, and the Intercreditor Agreements.

                  Out-of-Formula Condition - as defined in Section 1.1.2 of the Agreement.

                  Out-of-Formula Loan - a Revolver Loan made when an Out-of-Formula Condition exists or the amount of any Revolver Loan which, when funded, results in an Out-of-Formula Condition.

                  Participant - each Person who shall be granted the right by Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

                  PASA - the Packers and Stockyards Act of 1921, 7 U.S.C.
         Section 181 et  seq (1995).


                  Payment Account - an account maintained by Lender (currently at Harris Bank & Trust in Chicago, Illinois) to which all monies from time to time deposited to a Dominion Account shall be transferred and all other payments shall be sent in immediately available federal funds.

                  Payment Items - all checks, drafts, or other items of payment payable to a Borrower, including proceeds of any of the Collateral.

                  Pending Loans - at any time, the aggregate principal amount of all Revolving Loans requested in any Notice(s) of Borrowing previously received by the Lender but not yet advanced at such time.

                  Permitted Lien - a Lien of a kind specified in Section 9.2.5 of the Agreement.

                  Permitted Purchase Money Debt - Purchase Money Debt of a Borrower which is incurred after the date of the Agreement which is secured by no Lien or only by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Debt and Capitalized Lease Obligations of all Borrowers at the time outstanding, does not exceed $100,000. For the purposes of this definition, the principal amount of any Purchase Money Debt consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

                  Person - an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, unincorporated organization or other form of business entity, or a government or agency or political subdivision thereof.

                  Plan - an employee benefit plan now or hereafter maintained for employees of a Borrower that is covered by Title IV of ERISA.

                  Pro Forma - the pro forma Consolidated and consolidating balance sheet of Borrowers as of March __, 1998, which gives effect to the transactions contemplated by the Acquisition Documents and the Agreement.

                  Projections - Borrowers' forecasted Consolidated and consolidating (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all prepared on a consistent basis with Borrowers' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  Properly Contested - in the case of any Debt of an Obligor (including any Tax) that is not paid as and when due or payable by reason of such Obligor's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Debt and any Liens securing same are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Obligor has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Debt during the period being contested by such Obligor will not have a Material Adverse Effect and does not and will not result in a forfeiture of, foreclosure upon or loss of any assets of such Obligor; (iv) no Lien is imposed upon any of such Obligor's assets with respect to such Debt unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Lender (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Debt results from or is determined by the entry, rendition or issuance against a Obligor or any of its assets of a judgment, writ, order or decree, such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review and such Obligor shall have established adequate reserves in accordance with GAAP for such judgment, writ, order or decree or the same is either fully insured against by an insurer that has not denied or reserved rights with respect to coverage or has been bonded to Lender's satisfaction; and (vi) if such dispute or contest is abandoned, settled or determined adversely to such Obligor, such Obligor forthwith pays such Debt and all penalties and interest in connection therewith.

                  Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  Purchase Money Debt - means and includes (i) Debt (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Debt (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

                  Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Debt, but only if such Lien shall at all times be confined solely to the fixed assets acquired through the incurrence of the Purchase Money Debt secured by such Lien.

                  Regulation D - Regulation D of the Board of Governors.

                  Real Estate - all parcels or tracts of real Property of a Borrower, including the real Property of Richards located in Acadia Parish, Louisiana, the real Property of Grogan's located in Carlisle County, Kentucky and the real Property of Potter's located in Bryan County, Oklahoma and in Hot Spring County, Arkansas.

                  Rentals - as defined in Section 9.2.13 of the Agreement.

                  Renewal Term - as defined in Section 5.1 of the Agreement.

                  Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

                  Restricted Investment - any acquisition of Property by a Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of Equity Interests or Debt, or the purchase or acquisition by a Borrower or any of its Subsidiaries of any other Property, or a loan, advance, capital contribution or subscription, except acquisitions of the following: (a) fixed assets to be used in the business of a Borrower or any of its Subsidiaries so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) goods held for sale or lease or to be used in the manufacture of goods or the provision of services by a Borrower or any of its Subsidiaries in the ordinary course of business; (c) Current Assets arising from the sale or lease of goods or the rendition of services in the ordinary course of business of a Borrower or any of its Subsidiaries; (d) investments in Subsidiaries to the extent existing on the Closing Date; and (e) Cash Equivalents.

                  Revolver Loan - a Loan made by Lender as provided in Section
         1.1 of the Agreement.

                  Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933.

                  Security Documents - each Guaranty Agreement, the Mortgages, the Deposit Account Assignments, the Stock Pledge Agreements, the Trademark Security Agreements and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

                  Seller- collectively, J.P. Potter Sausage Co., Potter's Farm, Inc., Potter Rendering Co., each an Oklahoma corporation, and Potter Leasing Co., Ltd., an Oklahoma limited partnership.

                  Seller Debt Subordination - each of the Debt Subordination Agreements dated the date hereof, between each holder of the Seller Notes and Lender.

                  Seller Notes - collectively, that certain (i) 9% Subordinated Non-Negotiable Promissory Note dated as of January 1, 1996, in the original principal amount of $1,400,000, executed by APB and payable to and for the benefit of Franklin Roth, in his capacity as representative for himself and Allen Pauly, as replaced by the 9% Subordinated Non-Negotiable Promissory Note dated as of August ___, 1996, in the original principal amount of $700,000 executed by APB and payable to and for the benefit of Franklin Roth, and the 9% Subordinated Non-Negotiable Promissory Note dated as of August ___, 1996, in the original principal amount of $700,000 executed by APB and payable to and for the benefit of Allen Pauly; (ii) 6.35% Subordinated Non-Negotiable Promissory Note due July 31, 2001, dated August 1, 1996, made by Richards and APB to J.L. Richard in the original principal amount of $850,000; (iii) 8% Subordinated Non-Negotiable Promissory Note dated as of October 1, 1998, made by Grogans to Bobby L. Grogan and Betty R. Grogan in the original principal amount of $200,000; and
         (iv) 8% Subordinated Non-Negotiable Promissory Note dated as of November 15, 1996, made by Grogans in favor of Jefferson Davis and Roger Davis, in the original principal amount of $219,593.

                  Senior Debt - at any time, with respect to any Borrower and its Subsidiaries, (i) combined and consolidated total Debt (including the Term Loan, any outstanding Equipment Loans, the outstanding Revolving Loans, the LC Obligations, and any Capitalized Lease Obligations), minus (ii) combined and consolidated current liabilities, minus (iii) Subordinated Debt, minus (iv) noncurrent Debt (determined in accordance with such Borrower's practice as to such items on the Closing Date) for income taxes, plus (v) any unamortized debt expense.

                  Senior Debt/EBITDA Ratio - the ratio of Senior Debt outstanding at the end of any period to EBITDA for such period.

                  Senior Fixed Charge Coverage Ratio - for any period, the ratio of (i) EBITDA minus actual state and federal income taxes payable during such period, minus Capital Expenditures of the Borrowers on a combined and consolidated basis net of Purchase Money Debt and Capitalized Lease Obligations with respect thereto, to the extent permitted hereunder and made during the period for which the Senior Fixed Charge Coverage Ratio is to be calculated, to (ii) the sum of (a) Cash Interest Expense attributable to Senior Debt, plus (b) payments of principal due on the Term Loan or any Equipment Loan and other Senior Indebtedness (including the principal component of Capitalized Lease Obligations) for the period for which the Senior Fixed Charge Coverage Ratio is to be calculated.

                  Senior Officer - the chairman of the board of directors, the president or the chief financial officer of, or in-house legal counsel to, Borrower.

                  Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's probable liability with respect to its Debts (including contingent debts), (ii) is able to pay all of its Debts as such Debts mature, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; and (iv) is not "insolvent" within the meaning of
         Section 101(32) of the Bankruptcy Code.

                  Statutory Reserves - on any date, the percentage (expressed as a decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including, any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation
         D). Such reserve percentage shall include, without limitation, those imposed pursuant to said Regulation D. The Statutory Reserve shall be adjusted automatically on and as of the effective date of any change in such percentage.

                  Sterling Advisors - Sterling Advisors L.P., a Delaware limited partnership.

                  Stock Pledge Agreements - the Stock Pledge Agreements to be executed by APB on or about the Closing Date in favor of Lender by which APB shall pledge to Lender all of the issued and outstanding shares of capital stock of Carlton, Prefco, Grogans, Richards, Potter's and Snack Foods as security for the Obligations.

                  Subordinated Debt - Debt of Borrowers evidenced by the Seller Notes, the Banc One Subordinated Debt and any other Debt of a Borrower that is subordinated to the Obligations in a manner satisfactory to Lender.

                  Subsidiary - any Person a majority of the Equity Interests of which is at the time owned, directly or indirectly, by a Borrower or by one or more other Subsidiaries or by a Borrower and one or more other Subsidiaries.

                  Tax Sharing Agreement - the Tax Sharing Agreement dated as of February 1, by and among all Borrowers.

                  Taxes - any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

                  Term Loan - the Loan described in Section 1.2.1 of the Agreement.

                  Term Note - the Secured Promissory Note to be executed by Borrowers on or about the Closing Date in favor of Lender to evidence the Term Loan, which shall be in the form of EXHIBIT A-1 to the Agreement.

                  Termination Date - the date on which the Agreement is terminated pursuant to Section 5.2 of the Agreement.

                  Trademark Security Agreements - the Trademark Security Agreements to be executed by Borrowers on or about the Closing Date in favor of Lender and by which each Borrower shall grant and convey, as security for the Obligations, a Lien upon the trademarks, and other rights relating thereto, described therein.

                  Type - any type of a Loan determined with respect to the interest option applicable thereto, which shall be either a LIBOR Loan or a Base Rate Loan.

                  UCC - the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Georgia or, when the laws of any other state govern the method or manner of the creation or perfection of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

                  Value - with reference to the value of Eligible Inventory, value determined on the basis of the lower of cost or market of such Eligible Inventory, with the cost thereof calculated on a first-in, first-out basis, determined in accordance with GAAP.

                  Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         ACCOUNTING TERMS. Unless otherwise specified herein, all terms of an accounting character used in the Agreement shall be interpreted, all accounting determinations under the Agreement shall be made, and all financial statements required to be delivered under the Agreement shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statements of Borrowers and their Subsidiaries heretofore delivered to Lender and using the same method for inventory valuation as used in such audited financial statements, except for any change in which Borrowers' independent public accountants concur or as required by GAAP unless (i) Borrowers shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) Lender shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made. In the event of any change in GAAP that occurs after the date of the Agreement and that is material to Borrowers, Lender shall the right to require either that conforming adjustments be made to any financial covenants set forth in the Agreement, or the components thereof, that are affected by such change or that Borrowers report their financial condition based on GAAP as in effect immediately prior to the occurrence of such change.

         OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

         CERTAIN MATTERS OF CONSTRUCTION. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any Person shall mean and include the successors and permitted assigns of such Person. All references to any of the Loan Documents shall include any and all amendments or modifications thereto and any and all restatements, extensions or renewals thereof. Wherever the phrase "including" shall appear in the Agreement, such word shall be understood to mean "including, without limitation." All references to the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in the Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing by Lender pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Lender. Whenever the phrase "to the best of any Borrower's knowledge" or words of similar import relating to the knowledge or the awareness of any Borrower are used herein, such phrase shall mean and refer to (i) the actual knowledge of a Senior Officer of a Borrower or (ii) the knowledge that a Senior Officer would have obtained if they had engaged in good faith and the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the officers, employees or agents of any Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. Wherever in the Agreement and the other Loan Documents reference is made to attorneys' fees and expenses that are incurred by Lender and that are to be reimbursed to Lender by Borrowers, such reference shall be understood to mean the reasonable attorneys' fees and expenses which are incurred by Lender for services actually rendered by attorneys selected by Lender on Lender's behalf.

         IN WITNESS WHEREOF, this Appendix has been duly executed in Atlanta, Georgia, on March 20, 1998.

                                               ATLANTIC PREMIUM BRANDS, LTD.
ATTEST:                                        ("Borrower")


/s/ TOM D. WIPPMAN                             By:  /s/ MERRICK M. ELFMAN
-------------------------                         ------------------------------
Secretary                                            Merrick M. Elfman, Chairman
[CORPORATE SEAL]

                                               CARLTON FOODS CORP.
ATTEST:                                        ("Borrower")


/s/ TOM D. WIPPMAN                             By:  /s/ MERRICK M. ELFMAN
-------------------------                         ------------------------------
Secretary                                           Merrick M. Elfman, Chairman
[CORPORATE SEAL]

                                               PREFCO CORP.
ATTEST:                                        ("Borrower")


/s/ TOM D. WIPPMAN                             By:  /s/ MERRICK M. ELFMAN
-------------------------                         ------------------------------
Secretary                                           Merrick M. Elfman, Chairman
[CORPORATE SEAL]

                                               GROGAN'S FARM, INC.
ATTEST:                                        ("Borrower")


/s/ TOM D. WIPPMAN                             By:  /s/ MERRICK M. ELFMAN
-------------------------                         ------------------------------
Secretary                                           Merrick M. Elfman, Chairman
[CORPORATE SEAL]

                                               RICHARDS CAJUN FOODS CORP.
ATTEST:                                        ("Borrower")


/s/ TOM D. WIPPMAN                             By:  /s/ MERRICK M. ELFMAN
-------------------------                         ------------------------------
Secretary                                           Merrick M. Elfman, Chairman
[CORPORATE SEAL]





                  [Signatures continued on the following page]

                                               POTTER'S ACQUISITION CORP.
ATTEST:                                        ("Borrower")


/s/ TOM D. WIPPMAN                             By:  /s/ MERRICK M. ELFMAN
-------------------------                         ------------------------------
Secretary                                           Merrick M. Elfman, Chairman
[CORPORATE SEAL]

                                               ACCEPTED IN ATLANTA, GEORGIA:
                                               ----------------------------

                                               FLEET CAPITAL CORPORATION
                                               ("Lender")

                                               By:  /s/ ROLAND ROBINSON
                                                  ------------------------------

                                                    Title:  Vice President
                                                          ----------------------